Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-284698
333-284698-01

PROSPECTUS SUPPLEMENT

(To prospectus dated February 5, 2025)

EMBRAER NETHERLANDS FINANCE B.V.

(a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands)

US$650,000,000

5.980% Notes due 2035

Fully, unconditionally and irrevocably guaranteed by

EMBRAER S.A.

(incorporated in the Federative Republic of Brazil)

Embraer Netherlands Finance B.V., or the issuer, is offering US$650,000,000 in aggregate principal amount of its 5.980% notes due 2035, or the notes. The issuer is a private company with limited liability incorporated under the laws of the Netherlands. The notes will be fully, unconditionally and irrevocably guaranteed by Embraer S.A., or Embraer, a corporation (sociedade anônima) incorporated under the laws of the Federative Republic of Brazil.

Interest on the notes will be payable semi-annually on February 11 and August 11 of each year, commencing on August 11, 2025.

The issuer may, at its option, redeem the notes, in whole or in part, at any time, by paying the greater of (i) 100% of the principal amount of the notes and (ii) the applicable “make-whole” amount. The notes may also be redeemed by either the issuer or Embraer (as the case may be), in whole but not in part, at 100% of their principal amount plus accrued and unpaid interest and additional amounts, if any, at any time upon the occurrence of specified events relating to Brazilian or Dutch tax law, as set forth in this prospectus supplement. See “Description of the Notes—Redemption and Repurchase.”

The notes will be senior unsecured obligations of the issuer, ranking equal in right of payment with all of its other existing and future senior unsecured debt. The guarantee will be senior unsecured obligations of Embraer, ranking equal in right of payment with all of its other existing and future senior unsecured debt.

We will apply to list the notes on the New York Stock Exchange, or NYSE. We cannot assure you that our listing application with the NYSE will be approved.

Investing in the notes involves risks. See “Item 3. Key Information—D. Risk Factors” on page 4 of our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus supplement, and “Risk Factors” beginning on page S-12 of this prospectus supplement to read the discussion of material risks you should consider before investing in the notes.

	Per Note	Total
Public Offering Price(1)	99.688%	US$	647,972,000
Underwriting Discount	0.750%	US$	4,875,000
Proceeds before expenses to us	98.938%	US$	643,097,000

(1)	Plus accrued interest, if any, from February 11, 2025, if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

We expect the notes to be delivered to purchasers on or about February 11, 2025 in book-entry form only through the facilities of The Depository Trust Company, or DTC, for the accounts of its direct and indirect participants, including Euroclear Bank S.A./N.V., or Euroclear and Clearstream Banking, société anonyme, or Clearstream.

Global Coordinators & Joint Book-Running Managers

Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan

Morgan Stanley	PNC Capital Markets LLC

Joint Book-Running Managers

BofA Securities	Bradesco BBI	Credit Agricole CIB	Santander

The date of this prospectus supplement is February 6, 2025.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is divided in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a shelf registration statement that we filed with the SEC on February 5, 2025. Under the shelf registration process, from time to time, we may offer and sell debt securities, guaranteed debt securities, ordinary shares or preferred shares, or any combination thereof, in one or more offerings.

In this prospectus supplement, unless otherwise specified or the context otherwise requires, references to “we,” “us” and “our” are to Embraer S.A., its consolidated subsidiaries and its joint ventures and other affiliated companies. References to the “issuer” or “Embraer Finance” are to Embraer Netherlands Finance B.V. References to the “guarantor” or “Embraer” are to Embraer S.A. References to “U.S. dollars” or “US$” are to the lawful currency of the United States and references to “real,” “reais” and “R$” are to the lawful currency of Brazil.

We are responsible for the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. We have not, and the underwriters have not, authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have prepared. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or in any free writing prospectus is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since such dates.

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU, AS AMENDED (“MIFID II”); (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE 2002/92/EC, AS AMENDED, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN PROSPECTUS REGULATION (EU) 2017/1129, AS AMENDED (“PROSPECTUS REGULATION”). CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A RETAIL INVESTOR IN THE UK MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) NO 2017/565 AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL)

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ACT 2018 (THE “EUWA”); (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF THE PROSPECTUS REGULATION AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUWA (“UK PROSPECTUS REGULATION”). CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY THE PRIIPS REGULATION AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE UK UNITED KINGDOM HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE UK UNITED KINGDOM MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

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WHERE YOU CAN FIND MORE INFORMATION

We file or furnish reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. The SEC maintains an Internet web site at http://www.sec.gov, from which you can electronically access the registration statement and its exhibits. You may also read and copy certain documents we submit to the NYSE at its offices at 20 Broad Street, New York, NY 10005.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or submit to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we file with or submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information.

We incorporate by reference the following documents:

•

our annual report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 5, 2024 (File No. 001-15102), containing our audited consolidated financial statements as of December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021, or 2023 Form 20-F;

•

our report on Form 6-K, furnished to the SEC on February 5, 2025 (File No. 001-15102), containing (i) our unaudited condensed consolidated interim financial statements as of September 30, 2024 and for the nine months ended September 30, 2024 and 2023, and (ii) a discussion and analysis of our results of operations and financial condition for the nine-month periods ended September 30, 2024 and 2023, or Third Quarter Form 6-K;

•	our report on Form 6-K, furnished to the SEC on February 5, 2025 (File No. 001-15102), related to the sale of executive jets to Flexjet;

•

any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into this prospectus supplement or the accompanying prospectus; and

•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the notes offered by this prospectus supplement.

All of the documents incorporated by reference are available at www.sec.gov under Embraer S.A., CIK number 0001355444.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents we have incorporated by reference.

You may request a copy of any document that has not been delivered with this prospectus supplement, at no cost, by writing or telephoning Embraer S.A. at: Avenida Dra. Ruth Cardoso, No. 8,501 (formerly known as Avenida Nações Unidas, No. 8,501), 30th floor (part), Eldorado Business Tower, Pinheiros, ZIP Code 05425-070, city of São Paulo, state of São Paulo, Brazil, telephone +55-11-3040-6874, e-mail: investor.relations@embraer.com.br, or by contacting the trustee at the address indicated on the inside back cover of this prospectus. To ensure timely delivery, investors must request this information no later than five business days before the date they must make their investment decision.

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FORWARD-LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus supplement may constitute forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, principally in “Risk Factors” in this prospectus supplement, “Item 3. Key Information—D. Risk Factors,” “Item 5. Operating and Financial Review and Prospects.” These forward-looking statements include, but are not limited to, statements about the current conditions and future trends in the airline industry, defense and security market and the executive jet market, financial conditions, results of operations, cash flows, dividends, financing plans, business strategies, operating efficiencies or synergies, budgets, capital and other expenditures, competitive positions, growth opportunities for existing products, benefits from new technology, plans and objectives of our management, and other matters.

We have based these forward-looking statements largely on our current expectations and projections about future events and industry and financial trends affecting our business. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things:

•	general economic, political and business conditions in Brazil and in our other markets;

•

political, economic or financial instability, as well as geopolitical instability abroad, especially in light of the geopolitical conflicts around the world, including, but not limited to, the hijackings and assaults by Yemeni rebels on ships crossing the Red Sea (where a significant part of the world’s seaborne crude oil flows through) and the conflicts between Russia and Ukraine as well as Israel and Hamas;

•	changes in competitive conditions and in the general level of demand for our products;

•	management’s expectations and estimates concerning our future financial performance, financing plans and programs, and the effects of competition;

•	the effects of customers cancelling, modifying or rescheduling orders;

•	the effect on our revenues of changing priorities or reductions in the Brazilian government or international government defense budgets;

•	our level of indebtedness and other financial obligations as well as our ability to obtain additional financing when required and on reasonable terms;

•	our capital expenditure plans;

•	inflation and fluctuations in exchange rates;

•	the impact of volatile fuel prices and the airline industry’s response;

•	our ability to develop and deliver our products on a timely basis;

•	availability of sales financing for our existing and potential customers;

•	existing and future governmental regulations, including economic policies of the Brazilian government;

•	our relationship with our workforce;

•	the outbreak of communicable diseases in Brazil and other countries;

•	other factors discussed in the documents incorporated by reference in this prospectus supplement, including under the heading “Risk Factors;” and

•	the risks discussed on pages S-10 to S-13 of this prospectus supplement and factors discussed in the documents incorporated by reference in the prospectus.

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The words “believe,” “may,” “will,” “forecast,” “estimate,” “plan,” “aim,” “should,” “could,” “would,” “likely,” “potential,” “continue,” “anticipate,” “intend,” “expect” and similar words are intended to identify forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements because of new information, future events or other factors. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus supplement and the documents incorporated by reference in this prospectus supplement might not occur. Our actual results and performance could differ substantially from those anticipated in our forward-looking statements. As a result of various factors, such as those risks described in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus, undue reliance should not be placed on these forward-looking statements. Forward-looking statements speak only as of the date they were made and we do not undertake any obligation to update them in light of new information or future developments. All forward-looking statements attributed to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement and you should not place undue reliance on any forward-looking statement included in this prospectus supplement or the accompanying prospectus.

S-vii

ENFORCEMENT OF CIVIL LIABILITIES

Embraer S.A. is a corporation organized under the laws of Brazil and Embraer Finance is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands. Substantially all of our directors and officers, and some of the advisors and independent accountants named herein, reside in Brazil, the Netherlands or elsewhere outside the United States, and all or a significant portion of its assets and the assets of such persons may be located outside the United States. As a result, it may not be possible for investors to effect service of process upon us and these persons within the United States or other jurisdictions outside Brazil or the Netherlands or to enforce against us or them judgments predicated upon the civil liability provisions of the U.S. federal securities laws or the laws of such other jurisdictions.

For further information on potential difficulties in effecting service of process on any of those persons or enforcing judgments against any of them outside the United States, see “Enforcement of Civil Liabilities” in the accompanying prospectus and “Risk Factors—Risks Relating to the Notes and the Guarantee—Judgments of Brazilian courts enforcing the obligations of the guarantor under the notes would be payable only in reais, which may adversely affect amounts recoverable by noteholders.”

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PRESENTATION OF FINANCIAL AND OTHER DATA

Financial Data

Our audited consolidated financial statements as of December 31, 2023 and 2022 and for each of the years ended December 31, 2023, 2022 and 2021 are incorporated by reference in this prospectus supplement by reference to our 2023 Form 20-F, and our unaudited condensed consolidated financial statements as of September 30, 2024 and for the nine months ended September 30, 2024 and 2023 are incorporated by reference in this prospectus supplement by reference to our Third Quarter Form 6-K. See “Introduction—Presentation of Financial and Other Data—Financial Data” in our 2023 Form 20-F.

Our consolidated financial statements have been prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, for each of the periods indicated.

Information in our 2023 Form 20-F is generally stated as of December 31, 2023, and our 2023 Form 20-F does not necessarily reflect subsequent information or events. The financial information included in our 2023 Form 20-F should be read in conjunction with our Third Quarter Form 6-K, which contains important information regarding events, developments and updates to certain expectations of our management that have occurred since the filing of our 2023 Form 20-F.

Our unaudited condensed consolidated financial statements have been prepared and is presented in accordance with IAS 34—“Interim Financial Reporting” as issued by the IASB.

Currency

Our functional currency is the U.S. dollar and all financial information presented in this prospectus supplement, unless stated otherwise, is denominated in U.S. dollars.

Rounding

Certain figures included or incorporated by reference in this prospectus supplement have been rounded. Accordingly, figures shown as totals in certain tables may not be an arithmetic sum of the figures that precede them.

Other Data and Backlog

In this prospectus supplement:

•	some of the financial data reflects the effect of rounding;

•	aircraft ranges are indicated in nautical miles;

•	one nautical mile is equal to approximately 1.15 ordinary or “statute” miles, or approximately 1.85 kilometers;

•	aircraft speeds are indicated in nautical miles per hour, or knots, or in Mach, which is a measure of the speed of sound;

•	the term “ERJ family” means our twin jet-powered regional jets comprising the ERJ 135, ERJ 140 and ERJ 145 jets, certified to operate with 37, 44 and 50 seats, respectively;

•	the term “eVTOL” means electric vertical takeoff and landing aircraft;

•	the term “regional jet” refers to commercial jet aircraft in the 35-120 seat-segment;

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•	the term “commercial aircraft” as it applies to us refers to our aircraft in the up to 150 seat-segment, which includes our regional jets;

•

the terms “entry-level jet” and “light jet” refer to executive jets that usually carry from four to eight passengers and up to nine passengers, respectively, that are designed for short take-off distances;

•	the term “medium cabin jet” refers to executive jets that usually carry up to 12 passengers and can cover distances ranging from 1,700 to 3,900 nautical miles;

•	the term “large jet” refers to executive jets that usually carry up to 19 passengers and can cover distances greater than 4,000 nautical miles;

•	the term “ultra-large jet” refers to executive jets that usually have longer ranges and over-sized cabin spaces and can carry up to 19 passengers; and

•

the term “executive jets” as it applies to us refers to our aircraft sold to companies, including fractional ownership companies, charter companies and air-taxi companies, as well as high-net-worth individuals.

We calculate our backlog as the sum of the contract values of all firm orders for (i) any aircraft that have not yet been delivered, (ii) services and support contracts for all business segments, including repair services and spare parts contracts for a period of more than one year, and (iii) services and technologies contracted and not yet performed in our Defense & Security segment. A firm order is represented by a signed contract that cannot be cancelled without incurring contractual penalties but that may be deferred with or without incurring contractual penalties, depending on the commercial terms negotiated. We do not consider options to acquire aircraft as part of our backlog.

For additional information on our backlog and related data, see “Introduction—Presentation of Financial and Other Data—Other Data and Backlog” in our 2023 Form 20-F.

Special Note Regarding Non-IFRS Financial Measures

We use certain financial measures that are not recognized under IFRS in order to analyze our financial position and as a basis for certain decisions relating to our evaluation of our capital structure and of our liquidity. To provide investors and others with additional information regarding our financial position, we disclose in this offering memorandum the following non-IFRS financial measures: Gross Debt and Net Debt.

We calculate Gross Debt as the sum of current and non-current loans and financing. We calculate Net Debt as Gross Debt less cash and cash equivalents and current and non-current financial investments. We believe that Gross Debt and Net Debt provide useful information regarding our financial condition, as they measure our indebtedness, including as compared to our cash flows from operations, and are important tools to support our management in making investment and financing decisions regarding our growth strategy.

Gross Debt and Net Debt are not measures of financial performance recognized under IFRS and they do not represent indebtedness as of the dates indicated. Gross Debt and Net Debt should not be considered as alternatives to information provided in our consolidated statement of financial position as measures of our financial condition, liquidity or ability to service our debt. Gross Debt and Net Debt are not calculated using a standard methodology and may not be comparable to the definitions of gross debt and net debt, or similarly titled measures, used by other companies.

For our calculation of Gross Debt and Net Debt, see “Summary Financial and Other Information—Calculation of Gross Debt and Net Debt.”

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SUMMARY

This summary highlights information presented in greater detail elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all the information you should consider before investing in the notes. You should carefully read the entire prospectus (including the documents incorporated by reference) before investing, including “Risk Factors,” and the documents incorporated by reference herein, including (1) our 2023 Form 20-F, containing our audited consolidated financial statements as of December 31, 2023 and 2022 and for each of the years ended December 31, 2023, 2022 and 2021 and related notes thereto, and (2) our Third Quarter Form 6-K, containing (i) our unaudited condensed consolidated interim financial statements as of September 30, 2024 and for the nine months ended September 30, 2024 and 2023 and related notes thereto, and (ii) a discussion and analysis of our results of operations and financial condition for the nine-month periods ended September 30, 2024 and 2023. See “Presentation of Financial and Other Data” herein and “Introduction—Presentation of Financial and Other Data” in our 2023 Form 20-F.

We are the leading manufacturer of jets with up to 150 seats in the world, based on the number of jets delivered over the last decade, and we have a franchise footprint represented by our global customer base. Our focus is to achieve customer satisfaction with a range of products and services addressing the commercial aviation, executive aviation and defense and security markets. We have developed a customer-centric technology-driven portfolio of commercial aviation products and services that allows us to build long-term relationships with our clients in the commercial aviation, executive aviation and defense and security markets.

We grew from a government-controlled company that developed and produced products for the Brazilian Armed Forces to a publicly held company that produces aircraft for and provides related services to commercial and executive aviation, as well as for defense and security purposes. Embraer’s common shares are listed on the São Paulo Stock Exchange (B3 S.A. – Brasil, Bolsa, Balcão). Embraer’s common shares represented by American depositary shares are listed on the NYSE since 2000. Providing high quality customer support is a key element of our customer focus and is critical to our ability to maintain customers with whom we have a long-term relationship.

Please read Item 4 “Information on the Company” set forth in our 2023 Form 20-F, which is incorporated by reference herein for further information on our Company and business segments.

Corporate Structure

Embraer is a corporation (sociedade anônima) organized under the laws of Brazil. Our head office is located at Av. Brigadeiro Faria Lima, 2170, Putim, São José dos Campos, SP, 12227-901, Brazil, and our telephone number is +55 (11) 3040-6874. Our investor relations website is ri.embraer.com.br. Information contained on, or accessible from, our website is not incorporated by reference in, and shall not be considered a part of, this prospectus supplement. Embraer’s common shares represented by American depositary shares are listed on the NYSE under the ticker symbol “ERJ.”

Embraer Netherlands Finance B.V.

Embraer Finance is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands and a wholly owned subsidiary of Embraer. The issuer has its corporate seat (statutaire zetel) in Amsterdam, the Netherlands and its registered office is located at Jachthavenweg 109 C, 1081 KM Amsterdam, the Netherlands, and it is registered under number 63376431 with the Dutch Trade Register (Kamer van Koophandel).

Recent Developments

Concurrent Tender Offer

Concurrently with the offering of the notes hereby, we commenced an offer to purchase for cash, or the Tender Offer, any and all of our outstanding 5.400% senior notes due 2027, and up to US$150,000,000 in aggregate principal amount of our outstanding 6.950% senior notes due 2028, or, together, the Target Notes, pursuant to the terms of, and subject to the conditions set forth under, an offer to purchase, dated as of February 5, 2025, and related documents, or the Tender Offer Documents.

The Tender Offer is conditional, among others, upon our receiving the financing necessary for the payment of the purchase price offered thereby and accrued interest to tendering holders, plus fees and expenses and other general conditions set forth in the Tender Offer Documents. We may waive these and other conditions at our sole discretion. It is expected that funds will be made available to us upon the settlement of the notes offered hereby.

Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and PNC Capital Markets LLC are acting as dealer managers under the Tender Offer. The Tender Offer is being made pursuant to the terms of, and subject to the conditions set forth under the Tender Offer Documents, including the consummation of an offering of one or more issuances of debt securities of Embraer Finance, guaranteed by Embraer, on terms that are satisfactory to Embraer, in its sole discretion. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the Target Notes and does not constitute a notice of redemption of the Target Notes.

Following the completion of the Tender Offer for the 5.400% senior notes due 2027, it is expected that all or a portion of the 5.400% senior notes due 2027 not tendered in connection with the Tender Offer will be redeemed by us pursuant to the terms of the governing indenture, subject to the satisfaction of certain requirements thereunder. We expect to use a portion of the funds from the offering of the notes for such redemption.

THE OFFERING

The following summary contains basic information about the notes and the guarantees and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes and the guarantees, please refer to the section entitled “Description of the Notes” in this prospectus supplement and the section entitled “Description of Debt Securities” in the accompanying prospectus.

Issuer	Embraer Netherlands Finance B.V.

Guarantor	Embraer S.A.

Notes Offered	US$650,000,000 aggregate principal amount of 5.980% Notes due 2035.

Guarantees	Embraer will fully, unconditionally and irrevocably guarantee all of the issuer’s obligations under the notes.

Issue Price	99.688% of the principal amount

Maturity Date	February 11, 2035.

Interest Rate	The notes will bear interest at the rate of 5.980% per annum, based on a 360-day year consisting of twelve 30-day months.

Interest Payment Dates	Interest on the notes will be payable semi-annually on February 11 and August 11 of each year, commencing on August 11, 2025.

Ranking	The notes and guarantees will be general unsecured senior obligations and will rank equal in right of payment with all of Embraer Finance’s and Embraer’s existing and future senior unsecured indebtedness, subject to certain statutory preferences under applicable law.

The notes and the guarantees will be (i) effectively subordinated to all of Embraer Finance’s and Embraer’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and (ii) structurally subordinated to all of the existing and future liabilities of its respective subsidiaries.

As of September 30, 2024, on a consolidated basis, Embraer had US$2,646.0 million in current and non-current loans and financing outstanding, of which US$690.3 million was secured debt, US$1,955.7 million was unsecured debt and US$78.7 million was debt of our subsidiaries not guaranteed by Embraer.

Use of Proceeds	The net proceeds of this offering will be used (i) to purchase the Target Notes tendered pursuant to the Tender Offer (and pay related expenses thereunder); and (ii) the remainder, if any, for general corporate purposes. See “Use of Proceeds.”

Payment of Additional Amounts	All payments of principal and interest in respect of the notes and the guarantees, if any, will be made without withholding or deduction for any Brazilian or Dutch taxes or other governmental charges unless Embraer or Embraer Finance is compelled by law to withhold or deduct such taxes or governmental charges. In the event we are required to withhold or deduct amounts for any taxes or other governmental charges, Embraer or Embraer Finance will pay such additional amounts as are necessary to ensure that the holders of the notes and the guarantees receive the same amount as such holders would have received without such withholding or deduction, subject to certain exceptions.

Optional Tax Redemption	Either Embraer Finance or Embraer (as the case may be) may, at its option, redeem the notes, in whole but not in part, at 100% of their principal amount plus accrued and unpaid interest and additional amounts, if any, upon the occurrence of specified events relating to Brazilian or Dutch tax law. See “Description of the Notes—Redemption and Repurchase—Optional Tax Redemption.”

Optional Redemption with a Make-Whole Amount	Prior to November 11, 2034 (which is the date that is three months prior to the maturity of the notes, the “Par Call Date”), the notes will be redeemable, at the option of Embraer Finance or of Embraer, in whole or in part, at any time upon giving not less than 10 nor more than 60 days’ notice to the holders (which notice will be irrevocable), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) 100% of the principal amount of such notes to be redeemed, and (ii) (a) the sum of the present values of each remaining scheduled payment of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year comprised of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, plus, in each case, accrued interest (including additional interest, if any), and any additional amounts, on the principal amount of the notes to the date of redemption.

See “Description of the Notes—Redemption and Repurchase—Optional Redemption With a Make-Whole Amount.”

Optional Redemption without a Make-Whole Amount	At any time on or after the Par Call Date, Embraer Finance or Embraer have the right to redeem the notes, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest on the principal amount of the notes being redeemed to, but excluding, such redemption date.

See “Description of the Notes—Redemption and Repurchase—Optional Redemption Without a Make-Whole Amount.”

Redemption following Tender Offer	In connection with any tender offer for the notes, in the event that the holders of not less than 85% of the aggregate principal amount of the outstanding notes validly tender and do not validly withdraw notes in such tender offer or a third party purchases all the notes held by such holders, then Embraer Finance or Embraer have the right, on not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all of the notes that remain outstanding following such purchase at a price equal to the price paid to each other holder in such tender offer, plus, to the extent not included in the purchase price, accrued and unpaid interest and additional amounts, if any, on the notes that remain outstanding, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Description of the Notes—Redemption and Repurchase—Redemption following Tender Offer.”

Covenants of Embraer	The indenture governing the notes will contain restrictive covenants that, among other things, limit Embraer’s ability to:

•	incur liens; and

•	consolidate, merge or transfer assets.

These covenants are subject to important exceptions. See “Description of Debt Securities—Certain Covenants of Embraer.”

Covenants of Embraer Finance	The indenture governing the notes will contain restrictive covenants that, among other things, limit Embraer Finance’s ability to:

•	incur liens;

•	consolidate, merger or transfer assets; and

•	engage in certain activities and transactions.

Events of Default	Holders of the notes will have special rights if an event of default occurs. These events of default are described in detail under the heading “Description of the Notes—Events of Default”

Further Issuances	Embraer Finance reserves the right, from time to time, without the consent of the holders of the notes, to issue additional notes on terms and conditions substantially identical to those of the notes, which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the notes, provided, however, that unless such additional notes are issued under a separate CUSIP, such additional notes will be fungible with the initial notes for U.S. federal income tax purposes or, if such additional notes are not fungible with the initial notes for U.S. federal income tax purposes, neither the initial notes nor the additional notes are issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes.

Form and Denomination; Settlement	The notes will be issued in the form of global notes in fully registered form without interest coupons. The notes will be issued in registered form in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

Settlement	The notes will be delivered in book-entry form through the facilities of DTC for the accounts of its participants, including Euroclear and Clearstream.

Governing Law	The indenture, the notes and the guarantees will be governed by the laws of the State of New York.

Listing	New York Stock Exchange

Trustee, Registrar and Transfer Agent	The Bank of New York Mellon

Principal Paying Agent	The Bank of New York Mellon

Risk Factors	Prospective investors should carefully consider all of the information contained, or incorporated by reference, in this prospectus supplement prior to investing in the notes. In particular, we urge prospective investors to carefully consider the information set forth under “Risk Factors” in this prospectus supplement, and described in “Item 3. Key Information—D. Risk Factors” of our 2023 Form 20-F which is incorporated by reference in the prospectus, for a discussion of risks and uncertainties relating to us, our subsidiaries, our business and an investment in the notes.

SUMMARY FINANCIAL AND OTHER INFORMATION

The following tables present a summary of our financial and operating data as of the dates and for each of the periods indicated. You should read this information in conjunction with our audited consolidated financial statements, our condensed consolidated interim financial statements, the information under the heading “Item 5. Operating and Financial Review and Prospects” in our 2023 Annual Report and the discussions of our Unaudited Condensed Consolidated Interim Financial Statements as of September 30, 2024 and for the nine-month periods ended September 30, 2024 and 2023, included as Exhibit 99.1 to the Third Quarter Form 6-K.

Consolidated Summary Financial Data

	Nine-month period ended September 30,		Year ended December 31,
	2024	2023	2023	2022	2021
Consolidated Statement of Profit or Loss Data	(in US$ millions)
Revenue	4,083.2	3,293.4	5,268.5	4,540.4	4,197.2
Cost of sales and services	(3,359.7)	(2,723.3)	(4,358.9)	(3,628.2)	(3,537.6)

Gross profit	723.5	570.1	909.6	912.2	659.6
Operating income (expense)
Administrative	(145.1)	(152.8)	(204.9)	(184.9)	(153.2)
Selling	(230.8)	(223.7)	(314.7)	(274.4)	(226.4)
Expected credit (losses) reversal	(2.9)	8.5	10.2	(17.4)	13.0
Research	(37.0)	(72.6)	(90.3)	(110.0)	(43.0)
Other income (expenses), net	105.1	(32.6)	(5.6)	(444.5)	(49.8)
Equity in associates	(3.6)	8.6	10.2	8.5	1.1

Operating income (loss) before financial result	409.2	105.5	314.5	(110.5)	201.3
Financial income	283.6	99.9	128.6	121.9	74.8
Financial expenses	(284.8)	(250.3)	(321.9)	(245.4)	(274.2)
Foreign exchange gain (loss), net	(19.6)	(1.9)	(0.5)	28.2	25.5

Income (loss) before income tax	388.4	(46.8)	120.7	(205.8)	27.4
Income tax	(71.8)	12.3	43.6	2.3	(70.9)

Income (loss) for the period/year	316.6	(34.5)	164.3	(203.5)	(43.5)

	As of September 30,	As of December 31,
	2024	2023	2022
	(in US$ millions)
Consolidated Statement of Financial Position Data
Current assets
Cash and cash equivalents	831.5	1,629.2	1,816.9
Financial investments	643.5	521.7	494.4
Trade accounts receivable	253.9	217.6	202.9
Derivative financial instruments	105.6	17.5	5.4
Customer and commercial financing	13.8	8.4	50.8
Contract assets	743.8	509.1	505.4
Inventories	3,340.4	2,636.0	2,329.0
Income tax and social contribution	138.3	203.0	105.5
Other assets	410.2	312.9	246.3

Total current assets	6,481.0	6,055.4	5,756.6

	As of September 30,	As of December 31,
	2024	2023	2022
	(in US$ millions)
Non-current assets
Financial investments	296.4	170.0	170.0
Trade accounts receivable	1.5	3.4	2.3
Derivative financial instruments	0.6	—	5.7
Customer and commercial financing	28.2	54.4	50.4
Contract assets	2.2	2.4	0.7
Deferred income tax and social contribution	132.5	137.7	48.1
Other assets	205.9	141.3	135.2

	667.3	509.2	412.4
Investments	46.1	28.2	12.3
Property, plant and equipment	1,905.1	1,770.7	1,649.2
Intangible assets	2,466.9	2,331.0	2,246.5
Right of use	104.9	88.0	65.1

Total non-current assets	4,523.0	4,727.1	4,385.5

Total assets	11,671.3	10,782.5	10,142.1

Liabilities
Current liabilities
Trade accounts payable	1,159.6	787.0	739.5
Trade accounts payable – Supplier finance	48.4	37.6	27.5
Lease liability	18.3	13.8	12.0
Loans and financing	101.5	127.1	308.5
Other payables	411.9	332.3	319.9
Contract liabilities	2,126.1	1,919.0	1,469.0
Derivative financial instruments	29.3	85.7	57.4
Taxes and payroll charges payable	37.0	42.6	47.2
Income tax and social contribution	115.7	195.6	107.2
Unearned income	10.1	10.2	2.6
Provision	99.6	114.7	126.5

Total current liabilities	4,157.5	3,665.6	3,217.3

	As of September 30,	As of December 31,
	2024	2023	2022
	(in US$ millions)
Non-current liabilities
Lease liability	94.7	82.2	59.0
Loans and financing	2,544.5	2,759.3	2,894.7
Other payables	139.5	55.4	51.1
Contract liabilities	725.5	621.9	495.0
Derivative financial instruments	18.4	39.5	40.1
Taxes and payroll charges payable	13.1	18.3	13.2
Income tax and social contribution	3.6	5.1	4.0
Deferred income tax and social contribution	330.7	304.7	370.6
Unearned income	14.0	17.7	22.6
Provision	214.2	173.5	150.2

Total non-current liabilities	4,098.2	4,077.6	4,100.5

Total liabilities	8,255.7	7,743.2	7,317.8

Shareholders’ equity
Capital	1,551.6	1,551.6	1,551.6
Treasury shares	(28.2)	(28.2)	(28.2)
Revenue reserves	1,280.1	1,280.1	1,116.1
Share-based remuneration	49.5	44.8	40.3
Other comprehensive loss	(161.3)	(152.7)	(189.7)
Result in transactions with non-controlling interest	135.2	90.9	77.4
Retained earnings	306.9	—	—

	3,133.8	2,786.5	2,567.5

Non-controlling interests	281.8	252.8	256.8

Total shareholders’ equity	3,415.6	3,039.3	2,824.3

Total liabilities and shareholders’ equity	11,671.3	10,782.5	10,142.1

Calculation of Gross Debt and Net Debt

	As of September 30,	As of December 31,
	2024	2023	2022
	(in US$millions)
(+) Current loans and financing	101.5	127.1	308.5
(+) Non-current loans and financing	2,544.5	2,759.3	2,894.7

Gross Debt(1)	2,646.0	2,886.4	3,203.2

(-) Cash and cash equivalents	831.5	1,629.2	1,816.9
(-) Current financial investments	643.5	521.7	494.4
(-) Non-current financial investments	296.4	170.0	170.0
Net Debt(2)	874.6	565.5	721.9

(1)

We calculate Gross Debt as the sum of current and non-current loans and financing. Gross Debt is not a measure of financial performance recognized under IFRS and it does not represent indebtedness as of the dates indicated. For more information, see “Presentation of Financial and Other Data—Special Note Regarding Non-IFRS Financial Measures.”

(2)

We calculate Net Debt as Gross Debt less cash and cash equivalents and current and non-current financial investments. Net Debt is not a measure of financial performance recognized under IFRS and it does not represent indebtedness as of the dates indicated. For more information, see “Presentation of Financial and Other Data—Special Note Regarding Non-IFRS Financial Measures.”

Summary Operating Data

	Nine-month period ended September 30,		Year ended December 31,
Other Data: Aircraft delivered:	2024	2023	2023	2022	2021
Commercial Aviation segment	8	8	64	57	48
EMBRAER 175	2	5	25	35	27
EMBRAER 190	—	—	—	3	—
EMBRAER 195	—	—	—	—	—
EMBRAER 190-E2	1	—	1	1	2
EMBRAER 195-E2	5	3	38	18	19
Defense & Security segment	3	2	3	4	17
C-390	3	1	2	1	—
Super Tucano	—	—	—	—	14
Modernization Programs	—	1	1	2	3
Combat	—	—	—	0	—
Special Mission	—	—	—	1	—
Executive Aviation segment	21	17	115	102	93
Legacy 600/650	—	—	—	—	—
Legacy 450/500	—	—	—	—	—
Praetor 500	5	3	20	15	14
Praetor 600	5	3	21	21	17
Phenom 100	2	1	11	7	6
Phenom 300	9	10	63	59	56
Other segments	54	36	65	55	42
Light Propeller Aircraft	54	36	65	55	42

Total delivered (in aircraft)	86	63	247	218	200

	As of September 30,		As of December 31,
Other Data: Aircraft in backlog	2024	2023	2023	2022	2021
Commercial Aviation segment	374	291	298	291	325
EMBRAER 175	175	101	100	90	147
EMBRAER 190	—	—	—	—	3
EMBRAER 190 – E2	27	16	16	7	5
EMBRAER 195 – E2	172	174	82	194	170
Defense & Security segment	51	38	40	39	43
C-390	28	20	22	21	25
Super Tucano	7	3	3	3	—
Modernization	—	—	—	—	2
Combat	15	15	15	15	15
Special Mission(1)	1	—	—	—	1
Executive Aviation segment	310	313	308	281	221
Phenom 100/300, Legacy 650, Legacy 450/500, Praetor 500/600	310	313	308	281	221
Total backlog (in aircraft)	735	642	646	611	589

Total backlog (in US$ billions)	22.7	17.8	18.7	17.5	17.0

(1)	Our Special Mission category comprises aircraft of our Executive Aviation segment portfolio that we have sold to customers of our Defense & Security segment.

RISK FACTORS

Prospective purchasers of notes should carefully consider the risks described below and those described in “Item 3. Key Information—D. Risk Factors” of our 2023 Form 20-F which is incorporated by reference in the prospectus, as well as the other information in this prospectus supplement, before deciding to purchase any notes. Our business, results of operations, financial condition or prospects could be negatively affected if any of these risks occurs, and as a result, the trading price of the notes could decline and you could lose all or part of your investment.

Risks Relating to the Notes and the Guarantee

Any further downgrade of Brazil’s sovereign credit ratings could adversely affect the trading price of the notes.

We may be adversely affected by investors’ perceptions of risks related to Brazil’s sovereign debt credit rating. Rating agencies regularly evaluate Brazil and its sovereign ratings, which are based on a number of factors, including macroeconomic trends, fiscal and budgetary conditions, indebtedness metrics and the perspective of changes in any of these factors.

Brazil has lost its investment grade sovereign debt credit rating by the three main U.S. based credit rating agencies, Standard & Poor’s, Moody’s and Fitch, which began to review Brazil’s sovereign credit rating in September 2015.

In January 2018, Standard & Poor’s downgraded Brazil’s sovereign debt credit rating to BB-minus with a stable outlook in light of doubts regarding the presidential election and pension reform efforts. In December 2019, Standard & Poor’s adjusted its outlook to positive, which it adjusted back to stable in April 2020 in light of developments relating to the spread of COVID-19 and related government responses, which rating and outlook were further reaffirmed by Standard & Poor’s in June 2021 and June 2022. In June 2023, the agency affirmed the rating at BB- and revised its outlook of Brazil to positive. In December 2023, Standard & Poor upgraded Brazil’s rating to BB with a stable outlook, citing recent economic reform measures. However, Standard & Poor may downgrade Brazil’s credit rating if Brazil fails to control its public spending.

In December 2015, Moody’s placed Brazil’s Baa3 sovereign debt credit rating on review and downgraded it in February 2016 to Ba2 with a negative outlook, citing the prospect for further deterioration in Brazil’s indebtedness figures amid a recession and challenging political environment. In April 2018, Moody’s revised the outlook to stable, reaffirming the Ba2 rating. In September 2020, Moody’s maintained Brazil’s credit rating at Ba2 and with a stable outlook. In May 2020, Moody’s confirmed Brazil’s long-term foreign currency sovereign credit rating at Ba2 maintaining the stable outlook, which was further reaffirmed until October 2024, when Brazil’s rating was upgraded to Ba1 with a positive outlook.

In February 2018, Fitch downgraded Brazil’s sovereign credit rating to BB-minus, citing, among other reasons, fiscal deficits, the increasing burden of public debt and inability to implement reforms that would structurally improve Brazil’s public finances. In November 2020, Fitch affirmed Brazil’s long-term foreign currency sovereign credit rating at BB- with a negative outlook. In December 2021, Fitch further reaffirmed Brazil’s credit rating at BB-negative with a negative outlook. In July 2022, while reaffirming Brazil’s credit rating at BB-negative, Fitch changed its outlook on Brazil’s credit rating to a positive outlook. In July 2023, Fitch upgraded Brazil’s credit rating at BB and changed its outlook on Brazil’s credit rating to a stable outlook.

Consequently, the prices of securities issued by companies with operations mainly in Brazil have been negatively affected. A prolongation or worsening of the current Brazilian recession and continued political uncertainty, among other factors, could lead to ratings downgrades. Any downgrade of Brazil’s sovereign credit ratings could heighten investors’ perception of risk and, as a result, increase the cost of our future debt issuances and adversely affect the trading price of the notes.

The issuer and the guarantor may incur additional indebtedness ranking equal to the notes and the guarantee, respectively, which may reduce the amount of any liquidation proceeds available to investors in the notes.

The indenture governing the notes permits the issuer and the guarantor, as well as their subsidiaries, to incur additional debt, including debt that ranks on an equal and ratable basis with the notes and the guarantee, as the case may be. If the issuer or the guarantor or any of their subsidiaries incur additional debt or guarantees that rank on an equal and ratable basis with their respective indebtedness or guarantee of the notes, as the case may be, the holders of that debt (and beneficiaries of those guarantees) would be entitled to share ratably with the holders of the notes in any proceeds that may be distributed upon the bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up of the issuer or the guarantor. This would likely reduce the amount of any liquidation proceeds that would be available to you.

The guarantor’s obligations under the guarantee will be junior to the guarantor’s secured debt obligations as well as to other statutory preferences and effectively junior to debt obligations of its subsidiaries, which may jeopardize enforcement of the guarantee and recovery of any investment in the notes.

The guarantee will constitute a senior unsecured obligation of the guarantor. The guarantee will rank equal in right of payment with all of the guarantor’s other existing and future senior unsecured indebtedness. Although the guarantee will provide the holders of the notes with a direct, but unsecured, claim on the guarantor’s assets and property, payment on the guarantee under the notes will be subordinated to the secured debt of the guarantor to the extent of the assets and property securing such debt, as well as to other statutory preferences, including post-petition claims, claims for salaries, wages, social security, taxes and court fees and expenses, among others. Payment on the guarantee under the notes will also be structurally subordinated to the payment of secured and unsecured debt and other obligations of the guarantor’s subsidiaries.

Upon a liquidation or reorganization of the guarantor, any right of the holders of the notes to participate in the assets of the guarantor, including the capital stock of its subsidiaries, will be subject to the prior claims of the guarantor’s secured creditors, as well as to other statutory preferences, including post-petition claims, claims for salaries, wages, social security, taxes and court fees and expenses, among others, and any such right to participate in the assets of the guarantor’s subsidiaries will be subject to the prior claims of the subsidiaries’ creditors. The indenture includes covenants limiting the ability of the guarantor and its subsidiaries to create or suffer to exist liens, although this limitation is subject to significant exceptions. In such a scenario, enforcement of the guarantee under the notes may be jeopardized and noteholders may lose some or all of their investment.

As of September 30, 2024, on a consolidated basis, Embraer had US$2,646.0 million in current and non-current loans and financing outstanding, of which US$690.3 million was secured debt, US$1,955.7 million was unsecured debt and US$78.7 million was debt of our subsidiaries not guaranteed by Embraer.

The issuer’s ability to make payments on the notes may be adversely affected by any difficulty in the guarantor’s ability to make payments to the issuer.

The issuer’s principal business activity is to act as a financing vehicle for the guarantor’s activities and operations. The issuer has no substantial assets. Holders of the notes must rely on the guarantor’s operations to pay amounts due in connection with the notes. The ability of the issuer to make payments of principal, interest and any other amounts due under the notes is contingent on its receipt from the guarantor of amounts sufficient to make these payments, and, in turn, on the guarantor’s ability to make these payments. In the event that the guarantor is unable to make such payments for any reason, the issuer will not have sufficient resources to satisfy its obligations under the indenture governing the notes.

Restrictions on the movement of capital out of Brazil may impair the ability of holders of the notes to receive payments on the notes.

Brazilian law provides that whenever there is a serious imbalance in Brazil’s balance of payments or reasons to foresee a serious imbalance, the Brazilian government may impose temporary restrictions on the remittance to foreign investors of the proceeds of their investments in Brazil. The issuer and the guarantor cannot assure you that mechanisms for the transfer of reais and conversion into U.S. dollars will continue to be available at the time they are required to perform their obligations under the notes, the guarantee or the indenture, or that a more restrictive control policy, which could affect their ability to make payments under the notes or the indenture in U.S. dollars, will not be instituted in the future. If such financial mechanisms are not available, the guarantor may have to rely on a special authorization from the Central Bank to make payments under the notes in U.S. dollars or, alternatively, be required to make such payments with funds that the issuer or the guarantor holds outside Brazil. The issuer and the guarantor cannot assure you that any such Central Bank approval would be obtained or that such approval would be obtained on a timely basis or that they will have such funds available.

Dutch bankruptcy laws may be less favorable to you than bankruptcy and insolvency laws in other jurisdictions and you may face foreign exchange risks in connection with any Dutch bankruptcy judgment, which may adversely affect amounts recoverable by noteholders.

The issuer is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands and, as such, any insolvency proceedings applicable to it are in principle governed by Dutch law. The insolvency laws of the Netherlands may not be as favorable to your interests as creditors as the laws of the United States or certain other jurisdictions with which you may be familiar. For further information, see “Enforcement of Civil Liabilities—Certain Insolvency Law Considerations” in the accompanying prospectus.

Brazilian bankruptcy laws may be less favorable to you than bankruptcy and insolvency laws in other jurisdictions.

If the guarantor is unable to pay amounts due under the guarantee, then the guarantor may become subject to bankruptcy or judicial reorganization proceedings in Brazil. Brazilian bankruptcy law may be significantly different from, and may be less favorable to creditors than, those of certain other jurisdictions. Noteholders may have limited rights at creditors’ meetings in the context of a court reorganization proceeding. In a judicial reorganization, the foreign currency amounts of liabilities will be converted into reais for purposes of voting in a creditors’ meeting (at the foreign exchange rate on the day before the meeting). In this case, the foreign currency creditors will vote the amount of their claims calculated in reais. The debt itself will remain in the currency set out in the corresponding agreement. The reorganization plan, which is subject to the approval of the creditors, may set forth that payments will be made in local currency. However, the plan may provide for a debt restructuring (e.g., haircut or grace period). If the plan is rejected by the creditors, the judicial reorganization must be converted into a bankruptcy. In addition, in the event of a bankruptcy, all of the guarantor’s debts that are denominated in foreign currency, including the notes, will be converted into reais at the prevailing exchange rate on the date of declaration of the bankruptcy by the court. The guarantor cannot assure you that such exchange rate will fully compensate for the amount invested in the notes.

In addition, creditors of the guarantor may hold negotiable instruments or other instruments governed by local law that grant rights to attach the assets of the guarantor at the inception of judicial proceedings in Brazil, which attachment is likely to result in priorities benefiting those creditors when compared to the rights of holders of the notes.

Judgments of Brazilian courts enforcing the obligations of the guarantor under the notes would be payable only in reais, which may adversely affect amounts recoverable by noteholders.

If enforcement proceedings were brought in Brazil seeking to enforce the obligations of the guarantor under the notes, the guarantor would not be required to discharge its obligations in a currency other than reais. Any judgment obtained against the guarantor in Brazilian courts related to any payment obligations under the notes will be expressed in a reais amount equivalent to the U.S. dollar amount of such payment at the exchange rate published by the Central Bank on either (i) the date of payment, (ii) the date on which such judgment is rendered or (iii) the actual due date of the obligations. There can be no assurance that such exchange rate will afford you full compensation of the amounts invested in the notes. For further information, see “Enforcement of Civil Liabilities—Service of Process and Enforcement of Civil Liabilities in Brazil” in the accompanying prospectus.

An active trading market for the notes may not develop, which may substantially limit the ability of investors to sell notes at the specified price and time they desire.

We cannot assure you that an active trading market for the notes will develop. The notes constitute a new issue of securities, for which there is no existing market. We will apply to list the notes on the New York Stock Exchange. We cannot assure you that our listing application with the New York Stock Exchange will be approved. We cannot provide you with any assurances regarding the future development of a market for the notes, the ability of holders of the notes to sell their notes, or the price at which such holders may be able to sell their notes, If such market were to develop, the notes could trade at prices that may be higher or lower than the initial offering price, depending on many factors, including prevailing interest rates, our results of operations and financial condition, political and economic developments in and affecting Brazil and the market for similar securities. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so and any market-making with respect to the notes may be discontinued at any time without notice. Therefore, we cannot assure you as to the development or liquidity of, any trading market for the notes. The liquidity of any market for the notes will depend on a number of factors, including:

•	the number of holders of notes;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the notes; and

•	prevailing interest rates.

Historically, the market for debt securities similar to the notes has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. Therefore, we cannot assure you that you will be able to sell your notes at a particular time or the price that you receive when you sell will be favorable.

We cannot assure you that the credit ratings of the notes will not be lowered, suspended or withdrawn by the rating agencies, which may adversely affect the trading price and marketability of the notes.

The credit ratings of the notes may change after issuance. Such ratings are limited in scope and do not address all material risks relating to an investment in the notes, but rather reflect only the views of the rating agencies at the time the ratings are issued. An explanation of the significance of such ratings may be obtained from the rating agencies. As a result of the COVID-19 pandemic, in April 2020, Fitch downgraded our rating from BBB- to BB+ and Moody’s downgraded our rating from Ba1 to Ba2 with a negative outlook. In June 2020, Standard & Poor’s downgraded our credit rating from BBB- to BB+ with a negative outlook, and from BB+ to BB in February 2021, also due to the challenges and uncertainties faced by the aerospace and defense industry during the COVID-19 pandemic. In January 2022 and February 2022, each of Fitch and Moody’s, respectively, revised their outlook on our credit rating to stable. In February 2023, Standard & Poor’s upgraded our credit rating to BB+. In 2024, each of S&P and Fitch raised our credit rating from BB+ to BBB- and Moody’s raised our credit rating from Ba1 to Baa3. As of the date of this prospectus supplement, Embraer is full Investment Grade by the three main rating agencies S&P, Moody’s and Fitch rated BBB- by Standard & Poor’s, BBB- by Fitch and Baa3 by Moody’s.

We cannot assure you that our credit ratings or the credit ratings of the notes will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies if, in the judgment of such rating agencies, circumstances so warrant. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the trading price and marketability of the notes.

USE OF PROCEEDS

We estimate the net proceeds from the sale of the notes to be approximately US$640.8 million after deducting the underwriting discount and the estimated expenses of the offering payable by us. We intend to use the net proceeds from the sale of the notes (i) to purchase the Target Notes tendered pursuant to the Tender Offer (and pay related expenses thereunder); and (ii) the remainder, if any, for general corporate purposes. Certain underwriters or their affiliates may hold Target Notes to be purchased with the proceeds of this offering and therefore may receive a portion of proceeds if the Target Notes are purchased. None of the underwriters shall have any responsibility for the application of the net proceeds of the notes.

CAPITALIZATION

The following table set forth our consolidated capitalization as of September 30, 2024 based on our unaudited condensed consolidated interim financial statements prepared in accordance with IAS 34—Interim Financial Reporting: on an actual historical basis and as adjusted to give effect to this offering (without considering our application of the net proceeds in the concurrent Tender Offer). The table should be read in conjunction with, and are qualified in their entirety by reference to, our unaudited condensed consolidated interim financial statements and the notes thereto incorporated by reference in this prospectus supplement.

The “as adjusted” column gives effect to the issuance of notes in this offering and the receipt of estimate net proceeds of US$640.8 million, after deducting the underwriting discount and the estimated expenses of the offering payable by us.

	As of September 30, 2024
	Actual	As adjusted(1)
	(in US$ millions)
Current loans and financing	101.5	101.5
Non-current loans and financing	2,544.5	3,185.3
Shareholders’ equity	3,415.6	3,415.6

Total capitalization(2)	6,061.6	6,702.4

(1)	As adjusted to reflect the receipt of net proceeds in the amount of US$640.8 million from the issuance of the notes in this offering.

(2)

Total capitalization is the sum of our current and non-current loans and financing and our shareholders’ equity. Total capitalization has no standardized meaning and our definition may not be comparable to the definition of total capitalization, or similar terms, used by other companies.

There has been no material change in our capitalization since September 30, 2024.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes supplements and modifies the description of the general terms and provisions of debt securities set forth in the accompanying prospectus under the heading “Description of Debt Securities,” which you should read in conjunction with this prospectus supplement. If the description of the terms of the notes in this prospectus supplement differs in any way from that in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. You will find the definitions of capitalized terms used in this section under “Description of Debt Securities—Certain Defined Terms” in the accompanying prospectus. In this description and in the related section entitled “Description of Debt Securities” in the accompanying prospectus, references to “Embraer” mean Embraer S.A. only and “Embraer Finance” means Embraer Netherlands Finance B.V. only and, in each case, do not include any of its subsidiaries.

These descriptions are a summary of the material terms of the notes and the Indenture (as defined below), including a supplement to the Indenture concerning the notes. This summary does not restate the terms of the notes or the Indenture in their entirety. We urge you to read the notes and the Indenture because they, and not this description, define your rights as investors. You may obtain a copy of the Indenture and the form of the supplemental indenture and the notes by contacting us as described in the accompanying prospectus under “Where You Can Find More Information.”

General

Embraer Netherlands Finance B.V. (“Embraer Finance”) will issue the notes pursuant to an indenture, dated on or about February 11, 2025 (the “Indenture”), among Embraer Finance, as issuer, Embraer, as guarantor, and The Bank of New York Mellon, as trustee (which term includes any successor as trustee under the Indenture), registrar, transfer agent and paying agent, and a first supplemental indenture, to be dated the delivery date of the notes, among Embraer Finance, Embraer, as guarantor, and The Bank of New York Mellon, as trustee, registrar, transfer agent and paying agent.

Brief Description of the Notes and the Guarantee

The notes:

•	will be a series of Embraer Finance’s debt securities described in the accompanying prospectus;

•	will be senior unsecured obligations of Embraer Finance;

•	will initially be issued in an aggregate principal amount of US$650,000,000 (subject to our right to issue additional notes of this series as described under “—Further Issuances”);

•	will mature at 100% of their principal amount on February 11, 2035;

•	will be subject to optional redemption, tax redemption or redemption following a tender offer as described under “—Redemption and Repurchase;”

•	will be issued in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof;

•	will be represented by one or more registered notes in global form and may be exchanged for notes in definitive form only in limited circumstances; and

•	will be unconditionally guaranteed on a senior unsecured basis by Embraer.

Interest on the notes:

•	will accrue at the rate of 5.980% per annum;

•	will accrue from the date of issuance or from the most recent interest payment date;

•	will be payable in cash semi-annually in arrears on February 11 and August 11 of each year, commencing on August 11, 2025;

•	will be payable to the holders of record on the February 6 and August 6 immediately preceding the related interest payment dates; and

•	will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of, interest (including additional interest, if any) and any additional amounts on the notes will be payable at the office of the trustee and at the offices of the paying agents, and the transfer of the notes will be registrable at the office of the trustee and registrar and at the offices of the transfer agents. If and for so long as the notes are listed on the New York Stock Exchange and the rules of that securities exchange will so require, we will maintain a paying agent and transfer agent in New York.

Embraer Guarantee

Embraer will unconditionally guarantee Embraer Finance’s payment obligations under the notes and the Indenture. The guarantee will constitute a direct, senior unsecured obligation of Embraer.

Ranking

The notes will constitute a direct, senior unsecured obligation of Embraer Finance. The notes will rank at least pari passu in priority of payment with all other existing and future senior unsecured indebtedness of Embraer Finance.

The obligations of Embraer under the guarantee will rank:

•	equal in right of payment to all other existing and future senior, unsecured debt of Embraer, subject to certain statutory preferences under applicable law, including labor and tax claims;

•	senior in right of payment to Embraer’s subordinated debt; and

•

effectively subordinated to debt and other liabilities (including subordinated debt and trade payables) of Embraer’s subsidiaries, to secured debt of Embraer to the extent of the value of the assets securing such debt, and to certain obligations having statutory preference, including claims for salaries, wages, social security and taxes and related court fees, expenses and costs. See “Risk Factors—Risks Relating to the Notes and the Guarantee—The guarantor’s obligations under the guarantee will be junior to the guarantor’s secured debt obligations as well as to other statutory preferences and effectively junior to debt obligations of its subsidiaries, which may jeopardize enforcement of the guarantee and recovery of any investment in the notes.”

As of September 30, 2024, on a consolidated basis, Embraer had US$2,646.0 million in current and non-current loans and financing outstanding, of which US$690.3 million was secured debt, US$1,955.7 million was unsecured debt and US$78.7 million was debt of our subsidiaries not guaranteed by Embraer.

Certain of Embraer’s operations are, and in the future may be, conducted through its subsidiaries, which subsidiaries may issue debt without any limitation or restrictions.

Redemption

Embraer Finance will not be permitted to redeem the notes before their stated maturity, except as set forth below. The notes will not be entitled to the benefit of any sinking fund, meaning that Embraer Finance will not deposit money on a regular basis into any separate account to repay the notes. See “Description of Debt Securities—Redemption—General Provisions for Redemption” in the accompanying prospectus.

Optional Tax Redemption

Subject to the limitations and exceptions described in “Description of Debt Securities—Optional Tax Redemption” in the accompanying prospectus, either Embraer or Embraer Finance will have the option to redeem, in whole but not in part, the notes, upon giving not less than 10 nor more than 60 days’ notice to the holders (with notice to the trustee of any redemption no later than five business days prior to when notice is due to holders), at 100% of the principal amount thereof, plus accrued and unpaid interest and any additional amounts payable with respect thereto where as a result of a change in or amendment to the laws of any Relevant Taxing Jurisdiction (as defined under “Description of Debt Securities—Payment of Additional Amounts” in the accompanying prospectus) (or rules and regulations thereunder or the official interpretation, administration or application thereof), which change or amendment becomes effective on or after the issue date, in the case of Brazil or the Netherlands, or in the case of any other Relevant Taxing Jurisdiction, which change or amendment is first publicly announced and becomes effective after the date it first becomes a Relevant Taxing Jurisdiction (a “Change in Tax Law”):

•

Embraer or any successor has or will become obligated to pay additional amounts with respect to the guarantee, in excess of additional amounts attributable to Brazilian Taxes (as defined under “Description of Debt Securities—Payment of Additional Amounts” in the accompanying prospectus) at a rate of (i) 15% generally; or (ii) 25% in the case of taxes imposed on amounts paid to residents of countries which do not impose any income tax or which impose it at a maximum rate lower than 17% or 20%, as the case may be, or where the laws of that country or location impose restrictions on the disclosure of ownership or beneficial ownership of the income or notes; or

•	Embraer Finance or any successor has or will become obligated to pay additional amounts with respect to the notes;

and, in either case, the payment of such excess amounts cannot be avoided by the use of any reasonable measures available to Embraer Finance or Embraer, as the case may be. For the avoidance of doubt, reasonable measures do not include changing the jurisdiction of incorporation of Embraer Finance or Embraer, as applicable. Embraer Finance or Embraer shall pay all present or future stamp, issue, registration, documentary or other similar duties, if any, which may be imposed by the Netherlands, Brazil or any other Relevant Taxing Jurisdiction or any other governmental entity or political subdivision therein or thereof, or any taxing authority of or in any of the foregoing, with respect to the Indenture or the issuance of the notes.

Optional Redemption with a Make-Whole Amount

Prior to November 11, 2034 (which is the date that is three months prior to the maturity of the notes, the “Par Call Date”), the notes will be redeemable, at the option of Embraer Finance or of Embraer, in whole or in part, at any time upon giving not less than 10 nor more than 60 days’ notice to the holders, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)	100% of the principal amount of such notes to be redeemed, and

(ii)

(a) the sum of the present values of each remaining scheduled payment of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year comprised of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, plus, in each case, accrued interest (including additional interest, if any), and any additional amounts, on the principal amount of the notes to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the yield determined by Embraer Finance in accordance with the following. The Treasury Rate shall be determined by Embraer Finance after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, Embraer Finance shall select, as applicable: (i) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (ii) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the following two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than, and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than, the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (iii) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, Embraer Finance shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the U.S. Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no U.S. Treasury security maturing on the Par Call Date but there are two or more U.S. Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, Embraer Finance shall select the U.S. Treasury security with a maturity date preceding the Par Call Date. If there are two or more U.S. Treasury securities maturing on the Par Call Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, Embraer Finance shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places.

The trustee shall not have any responsibility to calculate or determine, nor shall it be liable to Embraer Finance, Embraer, the holders or any party for, any calculation hereto.

Optional Redemption without a Make-Whole Amount (Par Redemption)

At any time on or after the Par Call Date, Embraer Finance or Embraer have the right to redeem the notes, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest on the principal amount of the notes being redeemed to, but excluding, such redemption date.

Redemption following Tender Offer

Notwithstanding the foregoing, in connection with any tender offer for the notes, in the event that the holders of not less than 85% of the aggregate principal amount of the outstanding notes validly tender and do not validly withdraw notes in such tender offer or a third party purchases all the notes held by such holders, then we will have the right, on not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all of the notes that remain outstanding following such purchase at a price equal to the price paid to each other holder in such tender offer, plus, to the extent not included in the purchase price, accrued and unpaid interest and additional amounts, if any, on the notes that remain outstanding, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Open Market Purchases

Embraer or its Affiliates may at any time purchase notes from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Notes that we or they purchase may, in Embraer’s discretion, be held, resold or canceled, but will only be resold in compliance with applicable requirements or exemptions under the relevant securities laws.

Payment of Additional Amounts

Subject to the limitations and exceptions described in “Description of Debt Securities—Payment of Additional Amounts” in the accompanying prospectus, and the exceptions described below, Embraer or Embraer Finance will pay such additional amounts as may be necessary to ensure that the net amounts receivable by holders after withholding or deduction for taxes imposed by a Relevant Taxing Jurisdiction (as defined in “Description of Debt Securities—Payment of Additional Amounts” in the accompanying prospectus) will equal the amounts that would have been payable in the absence of such withholding or deduction. However, no additional amounts shall be payable on account of any tax imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any successor law or regulation implementing or complying with, or introduced in order to conform to, such sections or any intergovernmental agreement or any agreement entered into pursuant to Section 1471(b)(1) of the Code.

In addition, no additional amounts shall be paid with respect to any payment on a note to a holder who is a fiduciary, a partnership, a limited liability company or other beneficial owner of that payment to the extent that payment would be required by the Relevant Taxing Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in a limited liability company or a beneficial owner who would not have been entitled to the additional amounts had that beneficiary, settlor, member or beneficial owner been the holder. See “Description of Debt Securities—Payment of Additional Amounts” in the accompanying prospectus.

Payments

We will make all payments on the notes exclusively in such coin or currency of the United States as at the time of payment will be legal tender for the payment of public and private debts.

Embraer Finance will make payments of principal upon surrender of the relevant notes at the specified office of the trustee or any of the paying agents. Payments of principal and interest in respect of each note will be made by Embraer Finance (through the trustee and the paying agents) by U.S. dollar check drawn on a bank in New York City and mailed to the holder of such note at its registered address, or for book-entry notes, in accordance with the applicable procedures of DTC. Upon application by the holder to the specified office of the trustee, with a copy to Embraer Finance or any paying agent not less than 10 business days before the due date for any payment in respect of a note, such payment may be made by transfer to a U.S. dollar account maintained by the holder with a bank in New York City. Payments will be made by wire transfer to the registered holders of the global certificates.

Subject to applicable law, the trustee and the paying agents will return to Embraer Finance upon written request any monies held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years, and, thereafter, holders entitled to such monies must look to Embraer Finance for payment as general creditors. After the return of such monies by the trustee or the paying agents to us, neither the trustee nor the paying agents shall be liable to the holders in respect of such monies and the holder of any such note shall thereafter only look to Embraer Finance for payment thereof.

Defeasance and Discharge

Each of Embraer and Embraer Finance will be legally released from any payment and other obligations on the notes, except for various obligations described below (called “full defeasance”), provided that Embraer or Embraer Finance, as applicable, in addition to other actions, put in place the following arrangements for you to be repaid:

•

Embraer or Embraer Finance, as applicable, must irrevocably deposit in trust for your benefit and the benefit of all other holders of the notes a combination of money and U.S. government or U.S. government agency debt securities or bonds that, in the opinion of a firm of nationally recognized independent public accountants, will generate enough cash to make interest, principal and any other payments, including payments of additional amounts, on the notes on their various due dates; and

•

Embraer or Embraer Finance must deliver to the trustee a legal opinion of outside counsel, based upon a ruling by the U.S. Internal Revenue Service or upon a change in applicable U.S. federal income tax law, confirming that under then-current U.S. federal income tax law, Embraer or Embraer Finance, as applicable, may make the above deposit without causing you to be taxed on the notes any differently than if Embraer or Embraer Finance, as applicable, did not make the deposit and instead repaid the notes.

See “Description of Debt Securities—Defeasance and Discharge” in the accompanying prospectus.

Covenants

Holders of the notes will benefit from certain covenants contained in the Indenture and affecting our ability to incur liens and merge with other entities. You should read the information under the heading “Description of Debt Securities—Certain Covenants of Embraer” in the accompanying prospectus.

Additional Limitations on Embraer Finance

The Indenture will limit and restrict Embraer Finance from taking the following actions or engaging in the following activities or transactions:

(1)	Engaging in any business or entering into, or being a party to, any transaction or agreement except for:

(a)	the issuance, sale and redemption of notes and other indebtedness (including syndicated loans) and any activities incidentally related thereto;

(b)

the incurrence of indebtedness to make inter-company loans to Embraer and its Subsidiaries to finance the acquisition of supply materials by Embraer and its Subsidiaries, and activities reasonably related thereto;

(c)	any cash management measures and short-term investments;

(d)	the entering into hedging agreements relating to the notes;

(e)	any transaction in the ordinary course of business of Embraer Finance; and

(f)	any other transaction required by applicable law;

(2)

entering into any consolidation, merger, amalgamation, joint venture, or other form of combination with any person, or selling, leasing, conveying or otherwise disposing of any of its assets or receivables, except, in each case, with or into Embraer or one of its Subsidiaries and which is otherwise permitted under “—Certain Covenants of Embraer—Mergers and Similar Transactions” (substituting “Embraer Finance” for “Embraer” therein) under the heading “Description of Debt Securities—Certain Covenants of Embraer” in the accompanying prospectus; provided, however, if Embraer Finance enters into such a transaction with a Subsidiary, and it results in the successor person becoming organized in or considered to be resident in a jurisdiction other than the Netherlands, then such transaction will only be permitted if such transaction will not result in the payment of additional amounts as described under “—Payment of Additional Amounts” (as provided by the provisions of the fourth bullet under “—Certain Covenants of Embraer—Merger and Similar Transactions” under the heading “Description of Debt Securities—Certain Covenants of Embraer” in the accompanying prospectus) in connection with the next payment in respect of the notes;

(3)	entering into any transaction which would cause it to be deemed an “investment company” as defined in the U.S. Investment Company Act of 1940, as amended; and

(4)	creating any lien in favor of any person other than (a) any lien incurred in connection with the entering into any hedging agreement permitted under clause (1)(d) above or (b) any permitted lien.

Events of Default

Holders of the notes will have special rights if an event of default occurs and is not cured or waived. “Events of Default” with respect to the notes are defined to include: (i) certain failures by Embraer or its subsidiaries to make payment on principal (including premium, if any) and interest of the notes; (ii) failure by Embraer or its subsidiaries to comply with certain covenants applicable to the notes after giving of notice and lapse of grace periods; (iii) failure by Embraer or its subsidiaries to make payment at maturity of indebtedness in a total aggregate principal amount of US$100 million or more or the acceleration of maturity of Embraer or its subsidiaries’ indebtedness in a total aggregate principal amount of US$100 million or more; (iv) final judgments or decrees for payment of money in excess of US$100 million are not paid by Embraer or its subsidiaries; (v) commencement by Embraer or its significant subsidiaries of certain bankruptcy or reorganization proceedings or becoming subject to such proceedings; (vi) a final judgment determines the guarantees of the notes to be unenforceable or invalid; and (vii) occurrence of certain illegality events. These events of default are described in detail under the heading “Description of Debt Securities—Events of Default” in the accompanying prospectus.

Further Issuances

Embraer Finance may from time to time, without notice to or consent of the noteholders, create and issue an unlimited principal amount of additional notes having the same terms and conditions as the initial notes in all respects, except that the issue date, the issue price and the first payment of interest thereon may differ; provided, however, that unless such additional notes are issued under a separate CUSIP, such additional notes will be fungible with the initial notes for U.S. federal income tax purposes or, if such additional notes are not fungible with the initial notes for U.S. federal income tax purposes, neither the initial notes nor the additional notes are issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes. Any such additional notes will form a single series and vote together with the previously outstanding notes for all purposes hereof.

Book-Entry Ownership, Denomination and Transfer Procedures for the Notes

The following description of the operations and procedures of DTC supplements the description contained under the heading “Legal Ownership of Debt Securities” in the accompanying prospectus and is provided to you solely as a matter of convenience. You should read this section in conjunction with the information provided in the accompanying prospectus. These operations and procedures are solely within the control of the respective settlement systems and are subject to change from time to time. We take no responsibility for these operations and procedures and urge you to contact the systems or their participants directly to discuss these matters.

We will make an application to DTC for acceptance in its book-entry settlement system of the notes, which will be in global form. The notes will be deposited with the trustee, as custodian, for the nominee of DTC. The custodian and DTC will electronically record the principal amount of the notes held within the DTC system. Investors may hold such interests directly through DTC if they are participants in DTC.

Ownership of beneficial interests in the notes will be limited to persons who have accounts with DTC, whom we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of the notes with DTC’s custodian, DTC will credit portions of the principal amount of the notes to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in the notes will be shown on, and transfer of ownership of those interests will be effected only through records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the notes).

As long as DTC or its nominee is the registered holder of the notes, DTC or its nominee will be considered the sole owner and holder of the notes for all purposes under the Indenture and the notes. Except as described above, if you hold a book-entry interest in the notes in global form, you:

•	will not have notes registered in your name;

•	will not receive physical delivery of notes in certificated form; and

•	will not be considered the registered owner or holder of an interest in the notes under the Indenture or the notes.

As a result, each investor who owns a beneficial interest in the notes must rely on the procedures of DTC to exercise any rights of a holder under the Indenture (and, if the investor is not a participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of the principal of, and interest on, the notes registered in the name of DTC’s nominee will be to the order of its nominee as the registered owner of such notes. It is expected that the nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the notes as shown on the records of DTC or the nominee. We also expect that payments by DTC participants to owners of beneficial interests in the notes held through such DTC participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such DTC participants. Neither we nor the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of ownership interests in the notes or for maintaining, supervising or reviewing any records relating to such ownership interests.

DTC has advised us that it will take any action permitted to be taken by a holder of notes (including, without limitation, the presentation of notes for exchange as described above) only at the direction of one or more participants in whose account with DTC interests in notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, in the circumstances described below, DTC will surrender the notes for exchange for individual definitive notes.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” under the laws of the State of New York, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

Indirect access to DTC is available to others, such as banks, securities brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a DTC direct participant, either directly or indirectly.

The foregoing information about DTC has been provided for information purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial interests in the notes among participants and accountholders of DTC, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee nor any of the trustee’s agents will have any responsibility for the performance by DTC or its respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations.

While a note in global form is lodged with DTC or the custodian, notes represented by individual certificated form will not be eligible for clearing or settlement through DTC.

Beneficial interests in the global notes will be subject to certain restrictions on transfer and must be made in accordance with the procedures set forth in the Indenture and the global notes will bear the applicable legends regarding the restrictions set forth under the transfer restrictions set forth in the Indenture.

Notes in Certificated Form

Registration of title to notes in a name other than DTC or its nominee will not be permitted unless (i) DTC has notified us that it is unwilling or unable to continue as depositary for the notes in global form or the depositary ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered in order to act as depositary, and, in each case, we do not or cannot appoint a successor depositary within 90 days or (ii) we decide in our sole discretion to allow some or all book-entry notes to be exchangeable for notes in certificated form in registered form. In such circumstances, we will cause sufficient notes in certificated form to be executed and delivered to the registrar for completion, authentication and dispatch to the relevant holders of notes. Payments with respect to notes in certificated form may be made through the transfer agent. A person having an interest in the notes in global form must provide the registrar with a written order containing instructions and such other information as the securities registrar and we may require to complete, execute and deliver such notes in certificated form.

If we issue notes in certificated form, holders of notes in certificated form will be able to transfer their notes, in whole or in part, by surrendering the notes, with a duly completed form of transfer, for registration of transfer at the office of the trustee, registrar or at the offices of the transfer agents. We will not charge any fee for the registration or transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Regarding the Trustee

We may maintain banking relationships in the ordinary course of business with the trustee.

Governing Law

The Indenture and the notes are governed by, and will be construed in accordance with, the laws of the State of New York.

We will submit to the non-exclusive jurisdiction of the U.S. federal and New York State courts located in the Borough of Manhattan, City and State of New York for purposes of all legal actions and proceedings instituted in connection with the notes and the Indenture. We will appoint Cogency Global, Inc. as authorized agent upon which process may be served in any such action.

CERTAIN MATERIAL TAX CONSIDERATIONS

The following discussion, subject to the limitations set forth below, describes certain material Dutch , Brazilian and United States federal income tax considerations relating to your acquisition, ownership and disposition of notes. This discussion does not purport to be a complete analysis of all material tax considerations in the Netherlands, Brazil and the United States and does not address the tax treatment of holders of notes under the laws of other countries. Holders of notes who are resident in countries other than the Netherlands, Brazil, or the United States, along with holders that are resident in those countries, are urged to consult with their own tax advisors as to which countries’ tax laws could be relevant to them.

Dutch Taxation

This summary solely addresses the principal Dutch tax consequences of the acquisition, ownership and disposal of notes and does not purport to describe every aspect of taxation that may be relevant to a particular holder. This summary does not describe any Dutch tax considerations or consequences arising from the Dutch Minimum Tax Act 2024 (the Dutch implementation of Council Directive (EU) 2022/2523 of 14 December 2022 on ensuring a global minimum level of taxation for multinational enterprise groups and large-scale domestic groups in the EU) which may be relevant for a particular holder. Tax matters are complex, and the tax consequences of the offer to a particular holder of notes will depend in part on such holder’s circumstances. Accordingly, a holder is urged to consult his own tax advisor for a full understanding of the tax consequences of the offer to him, including the applicability and effect of Dutch tax laws.

Where in this summary English terms and expressions are used to refer to Dutch concepts, the meaning to be attributed to such terms and expressions shall be the meaning to be attributed to the equivalent Dutch concepts under Dutch tax law. Where in this summary the terms “the Netherlands” and “Dutch” are used, these refer solely to the European part of the Kingdom of the Netherlands. This summary assumes that the issuer is organized, and that its business will be conducted, in the manner outlined in this prospectus supplement. A change to such organizational structure or to the manner in which the issuer conducts its business may invalidate the contents of this summary, which will not be updated to reflect any such change.

This summary is based on the tax law of the Netherlands (unpublished case law not included) as it stands at the date of this prospectus supplement. The tax law upon which this summary is based is subject to changes, possibly with retroactive effect. Any such change may invalidate the contents of this summary, which will not be updated to reflect such change.

The summary in this “—Dutch Taxation” paragraph does not address the Dutch tax consequences for a holder of notes who:

(i)	is a person who may be deemed an owner of notes for Dutch tax purposes pursuant to specific statutory attribution rules in Dutch tax law;

(ii)	is, although in principle subject to Dutch corporation tax, in whole or in part, specifically exempt from that tax in connection with income from the notes;

(iii)	is an investment institution as defined in the Dutch Corporation Tax Act 1969;

(iv)	is an entity that, although in principle subject to Dutch corporation tax, is fully or partly exempt from Dutch corporation tax;

(v)	owns notes in connection with a membership of a management board or a supervisory board, an employment relationship, a deemed employment relationship or management role;

(vi)

has a substantial interest in the issuer or a deemed substantial interest in the issuer for Dutch tax purposes. Generally, a person holds a substantial interest if (a) such person—either alone or, in the case of an individual, together with his partner or any of his relatives by blood or by marriage in the direct line (including foster-children) or of those of his partner for Dutch tax purposes – owns or is deemed to own, directly or indirectly, 5% or more of the shares or of any class of shares of the issuer, or rights to acquire, directly or indirectly, such an interest in the shares of the issuer or profit participating certificates relating to 5% or more of the annual profits or to 5% or more of the liquidation proceeds of the issuer, or (b) such person’s shares, rights to acquire shares or profit participating certificates in the issuer are held by him following the application of a non-recognition provision; or

(vii)	is for Dutch tax purposes taxable as a corporate entity and resident of Aruba, Curaçao or Sint Maarten.

Withholding Tax

All payments under the notes may be made free from withholding or deduction of or for any taxes of whatever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority of or in the Netherlands, except that Dutch withholding tax may apply with respect to payments of interest made or deemed to be made by the issuer, if the interest payments are made or deemed to be made to a related party, which (i) is resident in a low-tax or non-cooperative jurisdiction as specifically listed in an annually updated Dutch regulation, (ii) has a permanent establishment in any such jurisdiction to which the interest is attributable, (iii) is neither resident in the Netherlands nor in a low-tax or non-cooperative jurisdiction, and is entitled to the interest with the main purpose or one of the main purposes to avoid withholding tax of another person, (iv) is a hybrid entity or (v) is not resident in any jurisdiction, within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

Taxes on Income and Capital Gains

Resident Holders of Notes

A holder of notes who is resident or deemed to be resident in the Netherlands for Dutch tax purposes is fully subject to Dutch income tax if he is an individual or fully subject to Dutch corporation tax if it is a corporate entity, or an entity, including an association, a partnership and a mutual fund, taxable as a corporate entity, as described in the summary below.

Individuals Deriving Profits or Deemed to be Deriving Profits from an Enterprise

Any benefits derived or deemed to be derived from or in connection with notes that are attributable to an enterprise from which an individual derives profits, whether as an entrepreneur or pursuant to a co-entitlement to the net value of an enterprise, other than as a shareholder, are generally subject to Dutch income tax at progressive rates up to 49.5%.

Individuals Deriving Benefits from Miscellaneous Activities

Any benefits derived or deemed to be derived from or in connection with notes that constitute benefits from miscellaneous activities by an individual are generally subject to Dutch income tax at progressive rates up to 49.5%.

An individual may, inter alia, derive or be deemed to derive benefits from or in connection with notes that are taxable as benefits from miscellaneous activities if his investment activities go beyond regular active portfolio management.

Other Individuals

If a holder of notes is an individual whose situation has not been discussed before in this section “—Taxes on Income and Capital Gains—Resident Holders of Notes,” the value of his notes forms part of the yield basis for purposes of tax on benefits from savings and investments. A deemed benefit, which is calculated on the basis of such holder’s actual bank savings plus his actual other investments (including the value of the notes), less his actual liabilities, while taking into account a deemed benefit for each of these categories, is taxed at the rate of 36%. For the year 2025, the estimated deemed benefit rate for actual bank savings is 1.44%, the deemed benefit rate for actual other investments is 5.88% and the estimated deemed benefit rate for actual liabilities is 2.62%. The estimated deemed return percentages for actual bank savings and actual liabilities will be confirmed at a future date. Actual benefits derived from or in connection with his notes are not subject to Dutch income tax.

The Dutch Supreme Court has ruled that the regime as set out hereinabove is incompatible with the European Convention on Human Rights as well as the First Protocol to this Convention in cases where the deemed benefit is higher than the actual nominal return on the assets and liabilities, which includes unrealised changes in value of such assets and liabilities. In these cases, the Dutch Supreme Court has ruled that restoration rights must be granted to such holder of notes. The Dutch legislator has announced to introduce new legislation to take away the incompatibilities referred to above. Holders of notes that are taxed in this manner with respect to their notes are therefore recommended to consult a professional tax adviser.

Corporate Entities

Any benefits derived or deemed to be derived from or in connection with notes that are held by a corporate entity, or an entity, including an association, a partnership and a mutual fund, taxable as a corporate entity, are generally subject to Dutch corporation tax at a progressive rate up to 25.8%.

General

A holder of notes will not be deemed to be resident in the Netherlands for Dutch tax purposes by reason only of the execution and/or enforcement of the documents relating to the issue of notes or the performance by the issuer of its obligations under such documents or under the notes.

Non-Resident Holders of Notes

Individuals

If a holder of notes is an individual who is neither resident nor deemed to be resident in the Netherlands for purposes of Dutch income tax, he will not be subject to Dutch income tax in respect of any benefits derived or deemed to be derived from or in connection with notes, except if:

(i)

he derives profits from an enterprise, whether as an entrepreneur or pursuant to a co-entitlement to the net value of such enterprise, other than as a shareholder, and such enterprise is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, and his notes are attributable to such permanent establishment or permanent representative;

(ii)	he derives benefits or is deemed to derive benefits from or in connection with notes that are taxable as benefits from miscellaneous activities performed in the Netherlands; or

(iii)

he derives profits pursuant to the entitlement to a share in the profits of an enterprise, other than as a holder of securities, which is effectively managed in the Netherlands and to which enterprise his notes are attributable.

Corporate Entities

If a holder of notes is a corporate entity, or an entity, including an association, a partnership and a mutual fund, taxable as a corporate entity, which is neither resident nor deemed to be resident in the Netherlands for purposes of Dutch corporation tax, it will not be subject to Dutch corporation tax in respect of any benefits derived or deemed to be derived from or in connection with notes, except if:

(i)

it derives profits from an enterprise directly which is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, and to which permanent establishment or permanent representative its notes are attributable; or

(ii)

it derives profits pursuant to a co-entitlement to the net value of an enterprise which is managed in the Netherlands, other than as a holder of securities, and to which enterprise its notes are attributable.

General

If a holder of notes is neither resident nor deemed to be resident in the Netherlands, such holder will for Dutch tax purposes not carry on or be deemed to carry on an enterprise, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands by reason only of the execution and/or enforcement of the documents relating to the issue of notes or the performance by the issuer of its obligations under such documents or under the notes.

Gift and Inheritance Taxes

No Dutch gift tax or Dutch inheritance tax will arise with respect to an acquisition or deemed acquisition of notes by way of gift by, or upon the death of, a holder of notes who is neither resident nor deemed to be resident in the Netherlands for purposes of Dutch gift tax or Dutch inheritance tax except if, in the event of a gift whilst not being a resident nor being a deemed resident in the Netherlands for purposes of Dutch gift tax or Dutch inheritance tax, the holder of notes becomes a resident or a deemed resident in the Netherlands and dies within 180 days after the date of the gift.

For purposes of Dutch gift tax and Dutch inheritance tax, a gift of notes made under a condition precedent is deemed to be made at the time the condition precedent is satisfied.

Registration Taxes and Duties

No Dutch registration tax, transfer tax, stamp duty or any other similar documentary tax or duty, other than court fees, is payable in the Netherlands in respect of or in connection with the execution and/or enforcement (including by legal proceedings and including the enforcement of any foreign judgment in the courts of the Netherlands) of the documents relating to the issue of notes, the performance by the issuer of its obligations under such documents or under notes, or the transfer of notes, except that Dutch real property transfer tax may be due upon an acquisition, in connection with notes, of real property situated in the Netherlands, (an interest in) an asset that qualifies as real property situated in the Netherlands, or (an interest in) a right over real property situated in the Netherlands, for the purposes of Dutch real property transfer tax.

Brazilian Taxation

This summary presents a general overview of certain Brazilian tax aspects relating to the notes applicable to a holder of the notes that is an individual, entity, trust or organization resident or domiciled outside Brazil for tax purposes, or a Non-Resident Holder. The discussion is based on the tax laws of Brazil as in effect on the date hereof and is subject to any change in Brazilian tax laws that may come into effect after such date as well as to the possibility that the effect of such change may be retroactive and apply to rights created on or prior to the date thereof. The information set forth below is intended to be a general description only and does not purport to be a comprehensive description of all the tax aspects of the notes. Therefore, each Non-Resident Holder should consult his/her/its own tax advisor concerning the Brazilian tax consequences in respect of the notes.

Investors should note that, as to the discussion below, other income tax rates or treatment may be provided for in any applicable tax treaty between Brazil and the country where the Non-Resident Holder is domiciled. This summary does not address any tax issues that affect the guarantor, such as deductibility of expenses.

Interest or Principal Payment Under the Notes

Generally, a Non-Resident Holder is taxed in Brazil only when income derives from Brazilian sources or gains are realized on the disposition of assets located in Brazil. Given that the issuer is an exempted company organized under the laws of the Netherlands and is not registered to conduct business in Brazil, it would not qualify as a Brazilian resident company for purposes of the Brazilian tax legislation.

Therefore, as the issuer is not considered resident in Brazil for tax purposes, any income in respect of the notes to a Non-Resident Holder (including accrued interest) should not be subject to withholding or deduction in respect of Brazilian income tax or any other tax duties, assessments or governmental charges in Brazil, provided that such payments are made with funds held by the issuer outside of Brazil.

If the issuer is not successfully qualified as non-resident in Brazil for tax purposes and the above position does not prevail in the event of a tax dispute, the amounts remitted abroad could be subject to Brazilian withholding income tax at a rate of up to 25%, plus interest and fines.

Gains Realized from the Sale or Other Disposition of the Notes

Capital gains realized on the sale or disposition of assets located in Brazil by a Non-Resident Holder are subject to taxation in Brazil regardless of whether the acquirer is resident or domiciled in Brazil, according to Section 26 of Law No. 10,833/2003, and Section 18 of Law No. 9,249/1995. Based on the fact that the notes are issued and registered abroad, the notes should not fall within the definition of assets located in Brazil for purposes of Law No. 10,833. Hence, gains arising from the sale or other disposition of the notes (which for the purposes of this paragraph includes any deemed income on the difference between the issue price of the notes and the price at which the notes are redeemed, or “original discount”) made outside Brazil by a Non-Resident Holder to another non-Brazilian resident should not be subject to Brazilian taxes.

However, considering the general and unclear scope of Law No. 10,833 and the absence of judicial guidance in respect thereof, we cannot assure prospective investors that such interpretation will prevail in the courts of Brazil.

If the notes are deemed to be located in Brazil, gains recognized by a Non-Brazilian Holder from the sale or other disposition of the notes to either a non-resident or a resident in Brazil may be subject to withholding income tax in Brazil on the capital gains deriving from such transaction. As per Law No. 13,259, since January 1, 2017, capital gains obtained by non-residents should be taxed based on the progressive withholding income tax rates, which vary from 15% to 22.5%, according to the capital gain amount, as follows: (i) 15% for the part of the gain up to R$5.0 million, (ii) 17.5% for the part of the gain that exceeds R$5.0 million but does not exceed R$10.0 million, (iii) 20% for the part of the gain that exceeds R$10.0 million but does not exceed R$30.0 million, and (iv) 22.5% for the part of the gain that exceeds R$30.0 million. Lower rates may be applicable to such gains as provided for in an applicable tax treaty entered into between Brazil and the country where the Non-Brazilian Holder of the payment is resident. In case the Non-Resident Holder making the sale or disposition is located in a jurisdiction that does not impose any income tax or which imposes it at a maximum rate lower than 20% (or 17% in certain cases as detailed below) or in a country or location where laws impose restrictions on the disclosure of ownership composition or securities ownership or do not allow for the identification of the beneficial owner of income attributed to non-residents, or a Favorable Tax Jurisdiction, the gains will be subject to a flat 25% rate, as provided for by Section 47 of Law No. 10,833/2003. See “—Discussion on Favorable Tax Jurisdictions and Privileged Tax Regimes.” In this event, the person responsible for the collection of the withholding income tax will be: (i) the notes acquirer (if resident in Brazil); or (ii) the attorney in fact or legal representative of the non-resident acquirer, according to Section 26 of Law No. 10,833/2003.

In certain circumstances, if income tax is not paid, the amount of tax charged could be subject to an upward adjustment, as if the amount received by the Non-Resident Holder was net of taxes in Brazil (gross-up).

Payments Made by the Guarantor

If, by any chance, a Brazilian source is required, as a guarantor, to assume the obligation to pay any amount in connection with the notes to a Non-Resident Holder (including principal, interest or any other amount that may be due and payable in respect of the notes), Brazilian tax authorities could attempt to impose withholding income tax upon such payments.

Should the guarantor be obliged to pay interest to a Non-Resident Holder in connection with the notes, withholding income tax at the rate of 15% may apply (or 25% if the Non-Resident Holder is located in a Favorable Tax Jurisdiction), as provided for by Section 744 of Decree No. 9.580/2018.

There is some uncertainty regarding the applicable tax treatment to payments of the principal amount by the guarantor to Non-Resident Holders. However, there are arguments that can be sustained that (A) payments made by a Brazilian guarantor should not be subject to withholding income tax, as such payment is made on the account and at the order of the issuer; or (B) payments made under the guarantee should be subject to imposition of the Brazilian income tax according to the nature of the guaranteed payment, in which case only interest should be subject to taxation at the rates of 15%, or 25% in cases of beneficiaries located in a Favorable Tax Jurisdiction. There are no precedents from Brazilian courts endorsing that position and it is not possible to assure that such argument would prevail in court.

Furthermore, fees and commissions payable by a Brazilian source may also be subject to (depending on the nature of the transaction): (i) withholding income tax at a rate up to 25%; (ii) Social Integration Program (Contribuição ao Programa de Integração Social), or PIS, and Contribution for the Financing of Social Security (Contribuição para o Financiamento da Seguridade Social), or COFINS, at the total rate of 9.25%; and (iii) Tax on Services (Imposto sobre Serviços), or ISS, at rates which may vary from 2% to 5%.

The Brazilian government and Congress have recently enacted a tax reform that will introduce the Value-Added Tax (Imposto sobre Bens e Serviços), or IBS, the Social Contribution Tax (Contribuição sobre Bens e Serviços), or CBS, replacing the following taxes: PIS, COFINS, Tax on Industrialized Products (Imposto sobre Produtos Industrializados), or IPI, the Tax on Circulation of Goods and Services (Imposto sobre Circulação de Mercadorias e Serviços), or ICMS, and the Municipal Service Tax (Imposto Sobre Serviços), or ISS. Regulations under the new tax reform, which are pending as of the date of this prospectus supplement, will impact the calculation of indirect taxes. The transition into the new tax regime will occur gradually starting on 2026.

Discussion on Favorable Tax Jurisdictions and Privileged Tax Regimes

On June 4, 2010, Brazilian tax authorities enacted Normative Instruction No. 1,037 listing (i) Favorable Tax Jurisdictions and (ii) Privileged Tax Regimes. The definition of both regimes is provided by Law No. 9,430/1996 (as amended by Law No. 11,727/2008).

The definition of a Favorable Tax Jurisdiction is defined as a country or location that (i) does not tax income or taxes it at a maximum rate lower than 20% or (ii) imposes restrictions on the disclosure of shareholding composition or the ownership of the investment.

The concept of Privileged Tax Regimes encompasses structures that (i) do not tax income or tax it at a maximum rate lower than 20%; (ii) grant tax advantages to a non-resident entity or individual (a) without the need to carry out a substantial economic activity in the country or said territory or (b) conditioned to the non-exercise of a substantial economic activity in the country or a said territory; (iii) do not tax or tax proceeds generated abroad at a maximum rate lower than 20%; or (iv) restrict the ownership disclosure of assets and ownership rights or restrict disclosure about economic transactions carried out.

On November 28, 2014, the Ministry of Finance (Ministério da Fazenda) issued Ordinance No. 488 narrowing the concept of Favorable Tax Jurisdictions and Privileged Tax Regimes to those that impose taxation on income at a maximum rate lower than 17%, if the relevant jurisdiction is committed to adopt international standards on tax transparency. Under Brazilian law, the aforementioned commitment is present if the relevant jurisdiction (i) has entered into (or concluded the negotiation of) an agreement or convention authorizing the exchange of information for tax purposes with Brazil and (ii) is committed to the actions discussed in international forums on tax evasion in which Brazil has been participating, such as the Global Forum on Transparency and Exchange of Information.

Although we believe that the best interpretation of the current tax legislation could lead to the conclusion that the above-mentioned Privileged Tax Regime concept should apply solely for purposes of Brazilian tax rules related to transfer pricing and thin capitalization, we cannot assure you whether subsequent legislation or interpretations by the Brazilian tax authorities regarding the definition of a Privileged Tax Regime provided by Law No. 11,727 will also apply for purposes of the imposition of Brazilian withholding income tax on payments of interest to a Non-Resident Holder. Currently, the understanding of the Brazilian tax authorities is in the sense that the rate of 15% of withholding income tax applies to interest paid to beneficiaries resident in Privileged Tax Regimes (Answer to Advance Tax Ruling Request COSIT n. 575, of December 20, 2017). In any case, if Brazilian tax authorities determine that payments made to a Non-Resident Holder under a Privileged Tax Regime are subject to the same rules applicable to payments made to Non-Resident Holders located in a Favorable Tax Jurisdiction, the withholding income tax applicable to such payments could be assessed at a rate up to 25%.

We recommend that prospective investors consult their own tax advisors from time to time to verify any possible tax consequences arising of Normative Ruling No. 1,037, as amended, and Law No. 11,727.

Other Brazilian Tax Considerations

Pursuant to Decree No. 6,306, of December 14, 2007, as amended, conversions of foreign currency into Brazilian currency or vice versa are subject to the tax on foreign exchange transactions, or IOF/Exchange, including foreign exchange transactions in connection with payments made by a guarantor under the guarantee to Non-Resident Holders. Currently, the IOF/Exchange rate is 0.38% for most foreign exchange transactions, including foreign exchange transactions in connection with payments under the guarantee by a guarantor to Non-Resident Holders. According to Section 15-B of Decree No. 6,306, the settlement of exchange transactions in connection with foreign financing or loans, for both inflow and outflow of proceeds into and from Brazil, are generally subject to IOF/Exchange at a zero percent rate.

However, in the case of the settlement of foreign exchange transactions (including simultaneous foreign exchange transactions), in connection with the inflow of proceeds to Brazil deriving from foreign loans, including those obtained through the issuance of notes in the international market, with the minimum average term not exceeding 180 days, the IOF/Exchange tax rate is of 6% (this rate of 6% will be levied with penalties and interest in the case of financings or international bonds with a minimum average term greater than 180 days in which an early redemption occurs in the first 180 days).

In addition, the Brazilian tax authorities could argue that a Tax on Credit Transactions (Imposto sobre Operações de Crédito, Câmbio e Seguro, ou relativas a Títulos e Valores Mobiliários), or IOF/Credit, due on loan transactions could be imposed upon any amount paid in respect of the notes by any Brazilian guarantor under the guarantee, at a rate of up to 1.88% of the total amount paid (based on legislation in force as of January 1, 2023).

Despite the above, in any case, the Brazilian government is allowed to reduce the IOF/Exchange rate at any time down to 0% or increase the IOF/Exchange rate at any time up to 25%, but only with respect to future foreign exchange transactions.

Stamp, Transfer or Similar Taxes

Generally, there are no stamp, transfer or other similar taxes in Brazil applicable to the transfer, assignment or sale of the notes outside Brazil, nor any inheritance, gift or succession tax applicable to the ownership, transfer or disposition of the notes, except for gift and inheritance taxes imposed in some states of Brazil on gifts and bequests by a Non-Resident Holder to individuals or entities domiciled or residing within such Brazilian states.

THE ABOVE DESCRIPTION IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL BRAZILIAN TAX CONSEQUENCES RELATING TO THE OWNERSHIP OF THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF THEIR PARTICULAR SITUATIONS.

Certain United States Federal Income Tax Considerations

The following is a general discussion of certain U.S. federal income tax considerations for prospective purchasers of the notes. The discussion addresses only persons that purchase notes in the original offering at their original offering price, hold the notes as capital assets (generally, property held for investment), and, in the case of U.S. Holders (as defined below), use the U.S. dollar as their functional currency. The discussion does not consider the circumstances of particular holders, some of which (such as financial institutions, insurance companies, regulated investment companies, controlled foreign corporations, passive foreign investment companies, tax exempt organizations, dealers, traders who elect to mark their investment to market and persons holding the notes as part of a hedge, straddle, conversion, constructive sale or integrated transaction) are subject to special tax regimes. This discussion does not address the tax consequences to U.S. Holders that hold Target Notes that are the subject of the concurrent Tender Offer and that will be repurchased with the proceeds from this offering and assumes that a substantial amount of the notes will be sold for cash to persons other than such U.S. Holders. The discussion does not address any state, local or foreign taxes, the application of Section 451(b) of the Code to certain taxpayers who file applicable financial statements, the Medicare tax on net investment income or the federal alternative minimum tax.

The discussion is based on the federal income tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Department of Treasury regulations promulgated thereunder (the “Treasury Regulations”), and judicial and administrative interpretations thereof, each as in effect on the date hereof, and all of which are subject to differing interpretations and may change at any time, possibly with retroactive effect, which could significantly affect the U.S. federal income tax consequences described below. Prospective investors should note that no rulings have been, or are expected to be, sought from the U.S. Internal Revenue Service, or the IRS, with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS or a court will not take contrary positions.

EACH PROSPECTIVE PURCHASER IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES UNDER THE LAWS OF THE UNITED STATES, BRAZIL, THE NETHERLANDS AND ANY OTHER JURISDICTION WHERE THE PURCHASER MAY BE SUBJECT TO TAXATION.

For purposes of this discussion, “U.S. Holder” means a beneficial owner of a note that for U.S. federal income tax purposes is:

•	a citizen or individual resident of the United States,

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof,

•	a trust subject to the control of one or more U.S. persons and the primary supervision of a U.S. court or that has validly elected to be treated as a U.S. person, or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

“Non-U.S. Holder” means a beneficial owner of a note that is neither a U.S. Holder nor a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes).

The treatment of partners in a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) that owns notes may depend on the status of such partners and the status and activities of the partnership and such persons should consult their own tax advisors about the consequences of an investment in the notes.

Potential Contingent Payment Debt Instrument Treatment

In certain circumstances the issuer may be required to make payments on a note that would change the yield of the note. See “Description of Notes—Redemption and Repurchase.” This obligation may implicate the provisions of the Treasury Regulations relating to contingent payment debt instruments, or CPDIs. According to the applicable Treasury Regulations, certain contingencies will not cause a debt instrument to be treated as a CPDI if such contingencies, as of the date of issuance, are “remote or incidental” or certain other circumstances apply. The issuer intends to take the position that the notes are not CPDIs. This determination, however, is not binding on the IRS and if the IRS were to challenge this determination, a U.S. Holder may be required to accrue income on the notes that such U.S. Holder owns in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of such notes before the resolution of the contingency. In the event that such contingency was to occur, it would affect the amount and timing of the income that a U.S. Holder recognizes. U.S. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the CPDI rules and the consequences thereof. The remainder of this discussion assumes that the notes will not be treated as CPDIs.

Interest and Additional Amounts

Stated interest paid to a U.S. Holder, and any additional amounts with respect to withholding tax on the notes, including the amount of tax withheld from payments of stated interest and additional amounts, will be includible in such U.S. Holder’s gross income as ordinary interest income at the time stated interest and additional amounts are received or accrued in accordance with such U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes. It is expected, and the remainder of this discussion assumes, that the notes will not be issued with original issue discount for U.S. federal income tax purposes.

Subject to generally applicable restrictions and conditions, including a minimum holding period requirement, a U.S. Holder generally may be entitled to a foreign tax credit in respect of any foreign income taxes withheld on interest payments on the notes, provided that the withholding tax constitutes a “covered withholding tax” under the Treasury Regulations. Alternatively, the U.S. Holder may be able to deduct such otherwise creditable foreign income taxes in computing taxable income for U.S. federal income tax purposes, provided that the U.S. Holder does not elect to claim a foreign tax credit with respect to any foreign income taxes paid or accrued during the taxable year. Interest on the notes and any additional amounts generally will be treated as foreign-source income for U.S. federal income tax purposes and generally will constitute “passive category”

income for most U.S. Holders. The rules governing the foreign tax credit are complex, and the Treasury Regulations impose additional requirements that must be met for a foreign tax to be creditable (including requirements that a “covered withholding tax” be imposed on non-residents in lieu of a generally applicable tax that satisfies the regulatory definition of an “income tax,” which may be unclear or difficult to determine). U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit or a deduction for foreign taxes paid under their particular circumstances.

Sale, Exchange or Other Taxable Disposition

Upon the sale, exchange or other taxable disposition (including redemption) of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition (other than amounts attributable to accrued but unpaid interest, which will be taxable as interest) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount that the U.S. Holder paid for the note. Any such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the note has been held for more than one year at the time of its sale, exchange or other taxable disposition. Certain non-corporate U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.

Any gain or loss realized on the sale, exchange or other taxable disposition of a note generally will be treated as U.S. source gain or loss, as the case may be. If any gain from the sale, exchange or other taxable disposition of a note is subject to foreign tax, U.S. Holders may not be able to credit such tax against their U.S. federal income tax liability under the U.S. foreign tax credit limitations, unless such income tax can be credited (subject to applicable limitations) against U.S. federal income tax payable on other income from foreign sources. Alternatively, the U.S. Holder may take a deduction for such otherwise creditable foreign income tax, provided that the U.S. Holder does not elect to claim a foreign tax credit with respect to any creditable foreign income taxes paid or accrued during the relevant taxable year. If a foreign tax that is imposed on gain is not a creditable income tax, such taxes may reduce the amount realized on the sale of the notes for U.S. federal income tax purposes. Treasury Regulations impose additional requirements that must be met for the foreign tax to be creditable , but IRS guidance provides temporary relief from certain of these requirements if the guidance is applied consistently to all foreign taxes paid during the relevant taxable year until the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Non-U.S. Holders

Subject to the discussions of backup withholding and FATCA withholding below, a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on stated interest and additional amounts on or gain with respect to the notes. A Non-U.S. Holder also generally will not be subject to U.S. federal income tax on a net basis with respect to stated interest and additional amounts received in respect of the notes or gain realized on the sale, exchange or other taxable disposition (including redemption) of the notes, unless that interest or gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States or, in the case of gain realized by an individual Non-U.S. Holder, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

U.S. Backup Withholding and Information Reporting

Information reporting generally will apply to payments of principal of, and interest on, notes (including additional amounts), and to proceeds from the sale, exchange or other taxable disposition (including redemption) of notes to a U.S. Holder (other than an exempt recipient). Backup withholding may be required on reportable payments if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, information reporting and backup withholding requirements. Non-U.S. Holders generally will be required to comply with applicable certification procedures to establish that they are not U.S. Holders in order to avoid the application of information reporting and backup withholding. Backup withholding is not an additional tax. A holder of notes generally will be entitled to credit any amounts withheld under the backup withholding rules against its U.S. federal income tax liability or to obtain a refund of the amounts withheld provided the required information is furnished to the IRS in a timely manner.

“Specified Foreign Financial Asset” Reporting

U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of certain threshold amounts, may be required to file an information statement with respect to such assets with their U.S. federal income tax returns, currently on IRS Form 8938. The notes generally are expected to constitute “specified foreign financial assets” unless they are held in accounts maintained by a specified financial institution. A U.S. Holder that does not file a required IRS Form 8938 may be subject to substantial penalties, and the statute of limitations on the assessment and collection of all U.S. federal income taxes of such holder for the related tax year may not close before the date which is three years after the date on which such report is filed U.S. Holders are urged to consult their tax advisors regarding the application of this requirement to their ownership of the notes.

FATCA Withholding

Pursuant to Sections 1471 to 1474 of the Code and Treasury Regulations thereunder (provisions commonly referred to as “FATCA”), a “foreign financial institution” may be required to withhold U.S. tax on certain pass-thru payments made on or after January 1, 2019, to the extent such payments are treated as attributable to certain U.S. source payments. Obligations issued on or prior to the date that is six months after the date on which applicable final regulations defining “foreign pass-through payments” are filed generally will be “grandfathered” and exempt from withholding unless the obligations are materially modified after that date. Accordingly, even if the Issuer were treated as a foreign financial institution, FATCA would apply to payments on the notes only if there was a significant modification of the notes for U.S. federal income tax purposes after the expiration of this grandfathering period. Many non-U.S. governments have entered into agreements with the United States to implement FATCA in a manner that alters the rules described above. Holders should therefore consult their own tax advisors on how these rules may apply to their investment in the notes. In the event any withholding under FATCA is imposed with respect to any payments on the notes, no additional amounts will be paid to compensate for the withheld amount.

The above description is not intended to constitute a complete analysis of all tax consequences relating to the ownership of the notes. Prospective purchasers of notes should consult their own tax advisors concerning the tax consequences of their particular situations.

UNDERWRITING

Subject to the terms and conditions contained in the underwriting agreement among us and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, PNC Capital Markets LLC, Bofa Securities, Inc., Banco Bradesco BBI S.A., Credit Agricole Securities (USA) Inc. and Santander US Capital Markets LLC, we have agreed to sell to each underwriter, and each underwriter has agreed, severally and not jointly, to purchase from us, the respective principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	US$	72,223,000
Goldman Sachs & Co. LLC	US$	72,223,000
J.P. Morgan Securities LLC	US$	72,222,000
Morgan Stanley & Co. LLC	US$	72,222,000
PNC Capital Markets LLC	US$	72,222,000
Bofa Securities, Inc.	US$	72,222,000
Banco Bradesco BBI S.A.	US$	72,222,000
Credit Agricole Securities (USA) Inc.	US$	72,222,000
Santander US Capital Markets LLC	US$	72,222,000

Total	US$	650,000,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions and that the underwriters are obligated to purchase all of the notes offered by this prospectus supplement if any of these notes are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.

The notes will initially be offered at the public offering price indicated on the cover page of this prospectus supplement. After the initial public offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to the approval of certain legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of an officer’s certificate and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Bradesco Securities Inc. will act as agent of Banco Bradesco BBI S.A. for sales of the notes in the United States of America. Banco Bradesco BBI S.A. is not a broker-dealer registered with the SEC, and therefore may not make sales of any notes in the United States to U.S. persons. Banco Bradesco BBI S.A. and Bradesco Securities Inc. are affiliates of Banco Bradesco S.A.

The expenses of the offering, not including the underwriting discount, are estimated to be US$2,300,000 and will be payable by us.

New Issue of Notes

There is currently no public trading market for the notes. We will apply to list the notes on the New York Stock Exchange, however, we cannot provide any assurance that our listing application will be approved. The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for the notes will develop, that you will be able to sell your notes at a particular time or that the price you receive when you sell will be favorable.

No Sales of Similar Securities

We have agreed that we will not, for a period of 30 days after the date of this prospectus supplement, without the prior written consent of the underwriters, issue, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by us and having a tenor of more than one year, provided that we will not be prevented from (i) entering into financing agreements to prepay any existing indebtedness, (ii) prepaying any existing indebtedness of the issuer, (iii) entering into any export financing transaction with multilateral agencies, (iv) entering into any financing from Financiadora de Estudos e Projetos – FINEP or the Banco Nacional de Desenvolvimento Econômico e Social – BNDES, or (v) entering into working capital loans.

Price Stabilization and Short Positions

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If an underwriter creates a short position in the notes in connection with the offering (i.e., if it sells more notes than are on the cover page of this prospectus supplement), the underwriter may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters and/or their affiliates may acquire the notes for their own property accounts. Such acquisitions may have an effect on demand for and the price of the notes.

Other Relationships

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. In addition, affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under our credit facility.

In addition, the underwriters or their affiliates may hold an interest in Target Notes that are the subject of the concurrent Tender Offer and that will be repurchased with the proceeds from this offering. Certain of the underwriters are also acting as dealer managers in the concurrent Tender Offer. If the underwriters or their affiliates receive a portion of the proceeds from this offering in connection with the concurrent Tender Offer, the underwriters may be deemed to have a “conflict of interest” with us.

Settlement

We expect that delivery of the notes will be made to investors on or about February 11, 2025, which will be the third business day following the date of this prospectus supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to one business day prior to their date of delivery will be required, by virtue of the fact that the notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement.

Sales Outside the United States

The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted. Sales of notes made outside of the United States may be made by affiliates of the underwriters.

The Netherlands

The notes have not been and will not be offered, transferred, sold or delivered (including rights representing an interest in each global note that represents the notes) to individuals or legal entities in the Netherlands other than to qualified investors (gekwalificeerde beleggers) within the meaning of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

European Economic Area

The notes (and the related guarantee) are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes:

(a)	the expression “retail investor” means a person who is one (or more) of:

(i)	a retail client as defined in point (11) of Article 4(1) MiFID II; or

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and, therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Each person in a member state of the EEA to whom any offer of notes is made or who receives any communication in respect of, or who initially acquires any notes under, the offers contemplated in this prospectus supplement, or to whom the notes are otherwise made available will be deemed to have represented, warranted and agreed to and with the initial purchasers and us that it and any person on whose behalf it acquires notes as a financial intermediary, as that term is defined in Article 3(2) of the Prospectus Regulation, is (i) a “qualified investor” within the meaning of the law in that member state implementing Article 2(1)(e) of the Prospectus Regulation and (ii) not a “retail investor” as defined above.

United Kingdom

The notes (and the related guarantee) are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes:

(a)	the expression “retail investor” means a person who is one (or more) of:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of the UK Prospectus Regulation as it forms part of domestic law by virtue of the EUWA; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated. falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA, or the U.K. PRIIPs Regulation, for offering or selling the notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

Brazil

The offer and sale of the notes (and the related guarantee) have not been and will not be registered with the Brazilian Securities Commission (comissão de valores mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No. 160, dated 13 July 2022, as amended (“CVM Resolution 160”) or unauthorized distribution under Brazilian laws and regulations. The notes (and the related guarantee) will be authorized for trading on organized non-Brazilian securities markets and may only be offered to Brazilian professional investors (as defined by applicable CVM regulation), who may only acquire the notes (and the related guarantee) through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these securities on regulated securities markets in Brazil is prohibited.

Chile

The notes may not be offered or sold in Chile, directly or indirectly, by means of a “public offer” (as defined under the Chilean Securities Market Law and regulations from the Chilean Financial Market Commission (Comisión para el Mercado Financero), or the CMF). Chilean institutional investors (such as banks, pension funds and insurance companies) are required to comply with specific restrictions relating to the purchase of the notes. Pursuant to Chilean law, a public offering of securities is an offering that is addressed to the general public or to certain specific categories and/or groups thereof. Considering that the definition of public offer is broad, even an offering addressed to a small group of investors may be considered to be addressed to a certain specific category or group of the public and therefore be considered public under applicable law. On June 27, 2012, the CMF issued General Rule No. 336 (Norma de Carácter General No. 336), or NCG 336, which is intended to govern the private offering of securities in Chile. NCG 336 provides that the offering of securities that meet the conditions described therein shall not be considered public offerings in Chile and shall be exempted from complying with the general rules applicable to public offerings.

The following information is provided to prospective investors pursuant to NCG 336:

(i)	Date of commencement of the offer: as set forth on the cover page of this prospectus supplement. The offer of the notes is subject to NCG 336.

(ii)

The subject matter of this offer are securities not registered with the securities registry (registro de valores) or the foreign securities registry (registro de valores extranjeros) kept by the CMF. As a consequence, the notes are not subject to the oversight of the CMF.

(iii)	Since the notes are not registered in Chile, neither the issuer nor the guarantor is obliged to provide public information regarding the notes in Chile.

(iv)	The notes shall not be subject to public offering in Chile unless registered with the relevant securities registry kept by the CMF.

Peru

The notes and the information contained in this prospectus supplement have not and will not be registered with the Peruvian Securities Market Regulator (Superintendencia del Mercado de Valores). Accordingly, the notes have not been offered or sold, and will not be offered or sold, in Peru, except that the notes may be offered in circumstances which do not constitute a public offering under Peruvian laws and regulations.

The notes will not be registered in the Capital Markets Public Register (Registro Público del Mercado de Valores). As a result, the offering of the notes is limited to the restrictions set forth in the Peruvian Securities Market Law. Holders of the notes are not permitted to transfer the notes in Peru unless said transfer involves an institutional investor or the notes are previously registered in Capital Markets Public Register.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the initial purchasers are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong and no action has been taken in Hong Kong to authorize or register this prospectus supplement or to permit the distribution of this prospectus supplement or any document issued in connection with it. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.

No person may offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a

“prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance or to any persons in the circumstances referred to in clause (b) above.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1998 as amended, the “FIEL Law”) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. As such, each investor should note, as the case may be, that the notes may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may the prospectus supplement or any of the documents or materials in connection with the offer or sale or invitation for subscription of any notes be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA (as defined below), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person that is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA); (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA; (3) where no consideration is or will be given for the transfer; (4) where the transfer is by operation of law; (5) as specified in Section 276(7) of the SFA; or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA); (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets); (3) where no consideration is or will be given for the transfer; (4) where the transfer is by operation of law; (5) as specified in Section 276(7) of the SFA; or (6) as specified in Regulation 32.

Solely for the purposes of its obligations pursuant to sections 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309(A) of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment).

ANY REFERENCE TO THE “SFA” IS A REFERENCE TO THE SECURITIES AND FUTURES ACT 2001 OF SINGAPORE AND ANY REFERENCE TO ANY TERM AS DEFINED IN THE SFA OR ANY PROVISION IN THE SFA IS A REFERENCE TO THAT TERM AS MODIFIED OR AMENDED FROM TIME TO TIME INCLUDING BY SUCH OF ITS SUBSIDIARY LEGISLATION AS MAY BE APPLICABLE AT THE RELEVANT TIME.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or marketed, directly or indirectly, in or into Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), except to any investor that qualifies as a professional client within the meaning of the FinSA. The notes have not and will not be listed or admitted to trading on any trading venue in Switzerland.

Neither this prospectus supplement nor any other marketing or offering material relating to the offering, the notes or the issuer constitutes a prospectus or a KID (or an equivalent document) as such terms are understood pursuant to the FinSA, and neither this prospectus supplement nor any other marketing or offering material relating to the offering, the notes or the issuer may be distributed or otherwise made publicly available in Switzerland, except to any investor that qualifies as a professional client within the meaning of the FinSA.

Neither this prospectus supplement nor any other marketing or offering material relating to the offering, the notes or the issuer has been or will be filed with, or reviewed or approved by, a Swiss review body, and does not comply with the disclosure requirements applicable to a prospectus within the meaning of the FinSA.

Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

United Arab Emirates (excluding the Dubai International Financial Centre and the Abu Dhabi Global Market)

The notes have not and will not be offered, sold or publicly promoted or advertised by it in the United Arab Emirates (the “UAE”) other than in compliance with any laws applicable in the UAE governing the issue, offering or sale of securities. Prospective investors in the Dubai International Financial Centre and the Abu Dhabi Global Market should have regard to the specific notice to prospective investors in the Dubai International Financial Centre and the Abu Dhabi Global Market, as the case may be, set out below.

Dubai International Financial Centre

The notes have not been offered and will not be offered to any person in the Dubai International Financial Centre unless such offer is: (1) an “Exempt Offer” in accordance with the Markets Rules (MKT) Module of the Dubai Financial Services Authority (the “DFSA”) rulebook; and (2) made only to persons who meet the Professional Client criteria set out in Rule 2.3.3 of the Conduct of Business (COB) Module of the DFSA rulebook and who are not a natural person.

Abu Dhabi Global Market

The notes have not been offered and will not be offered to any person in the Abu Dhabi Global Market unless such offer is: (1) an “Exempt Offer” in accordance with the Markets Rules of the Financial Services Regulatory Authority (the “FSRA”); (2) made only to persons who are Authorised Person or Recognised Bodies (as such terms are defined in the FSRA Financial Services and Markets Regulation 2015 (“FSMR”)) or persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated; and (3) made only to persons who meet the Professional Client criteria set out in Rule 2.4.1 of the FSRA Conduct of Business Rules.”

LEGAL MATTERS

The validity of the notes under the law of the state of New York and the U.S. federal laws, will be passed upon for us by Milbank LLP, New York, NY, and for the underwriters by White & Case LLP, New York, NY. Certain legal matters of Brazilian law relating to the notes will be passed upon for us by Thalita Alfano Soulas Grandis, our General Counsel, and for the underwriters by Madrona Fialho Advogados, São Paulo, Brazil. Certain legal matters of Dutch law relating to the notes will be passed upon by Loyens & Loeff N.V.

EXPERTS

The consolidated financial statements of Embraer S.A. as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG Auditores Independentes Ltda., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Embraer S.A. for the year ended December 31, 2021 incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes Ltda., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Embraer Netherlands Finance B.V.

Guaranteed Debt Securities

Embraer S.A.

Guarantees

Embraer Netherlands Finance B.V. may offer debt securities guaranteed by Embraer S.A. from time to time. This prospectus describes the general manner in which these securities may be offered using this prospectus. An accompanying prospectus supplement will set forth the specific terms of the securities, the offering price, and the specific manner in which they may be offered. You should read this prospectus and any accompanying prospectus supplement carefully before you invest.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents will be set forth in an accompanying prospectus supplement.

Investing in the securities involves risks. See “Risk Factors” section set forth in our most recent annual report on Form 20-F, which is incorporated by reference herein, and, if any, in the relevant prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 5, 2025.

We are responsible for the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. You should rely only on the information contained or incorporated by reference in this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the U.S. Securities and Exchange Commission, which we refer to as the “SEC.” We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form F-3 that we filed with the SEC as a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)) using a “shelf” registration process. Under this shelf registration process, in one or more offerings, we may sell from time to time the debt securities described in this prospectus.

This prospectus provides you only with a general description of the securities that we may offer. Each time we sell or issue securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. The prospectus supplement and any other offering materials may also add to, update or change any of the information contained in this prospectus. The prospectus supplement and any other offering materials may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement or other offering materials.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplements and the related exhibits to the registration statement filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In this prospectus, unless otherwise specified or the context otherwise requires, references to “we,” “us” and “our” are to Embraer S.A., its consolidated subsidiaries and its joint ventures and other affiliated companies. References to “Embraer” or the “Company” are to Embraer S.A. References to “Embraer Finance” are to Embraer Netherlands Finance B.V. References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to the “prospectus” are to this prospectus and the applicable prospectus supplement taken together. References to “U.S. dollars,” “US$” or “$” are to the lawful currency of the United States and references to “real,” “reais” and “R$” are to the lawful currency of Brazil.

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FORWARD-LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement may constitute forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. We have based these forward-looking statements largely on our current expectations and projections about future events and industry and financial trends affecting our business. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things:

•	general economic, political and business conditions in Brazil and in our other markets;

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political, economic or financial instability, as well as geopolitical instability abroad, especially in light of the geopolitical conflicts around the world, including, but not limited to, the hijackings and assaults by Yemeni rebels on ships crossing the Red Sea (where a significant part of the world’s seaborne crude oil flows through) and the conflicts between Russia and Ukraine as well as Israel and Hamas;

•	changes in competitive conditions and in the general level of demand for our products;

•	management’s expectations and estimates concerning our future financial performance, financing plans and programs, and the effects of competition;

•	the effects of customers cancelling, modifying or rescheduling orders;

•	the effect on our revenues of changing priorities or reductions in the Brazilian government or international government defense budgets;

•	our level of indebtedness and other financial obligations as well as our ability to obtain additional financing when required and on reasonable terms;

•	our capital expenditure plans;

•	inflation and fluctuations in exchange rates;

•	the impact of volatile fuel prices and the airline industry’s response;

•	our ability to develop and deliver our products on a timely basis;

•	availability of sales financing for our existing and potential customers;

•	existing and future governmental regulations, including economic policies of the Brazilian government;

•	our relationship with our workforce;

•	the outbreak of communicable diseases in Brazil and other countries; and

•	other factors discussed in the documents incorporated by reference in this prospectus, including under the heading “Risk Factors.”

The words “believe,” “may,” “will,” “forecast,” “estimate,” “plan,” “aim, ” “should, ” “could, ” “would,” “likely,” “potential,” “continue,” “anticipate,” “intend,” “expect” and similar words are intended to identify forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements because of new information, future events or other factors. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the documents incorporated by reference in this prospectus might not occur. Our actual results and performance could differ substantially from those anticipated in our forward-looking statements. As a result of various factors, such as those risks described in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, undue reliance should not be placed on these forward-looking statements. Forward-looking statements speak only as of the date they were made and we do not undertake any obligation to update them in light of new information or future developments. All forward-looking statements attributed to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement and you should not place undue reliance on any forward-looking statement included in this prospectus or any accompanying prospectus supplement.

EMBRAER

We are the leading manufacturer of jets with up to 150 seats in the world, based on the number of jets delivered over the last decade, and we have a franchise footprint represented by our global customer base. Our focus is to achieve customer satisfaction with a range of products and services addressing the commercial aviation, executive aviation and defense and security markets. We have developed a customer-centric technology-driven portfolio of commercial aviation products and services that allows us to build long-term relationships with our clients in the commercial aviation, executive aviation and defense and security markets.

We grew from a government-controlled company that developed and produced products for the Brazilian Armed Forces to a publicly held company that produces aircraft for and provides related services to commercial and executive aviation, as well as for defense and security purposes. Providing high quality customer support is a key element of our customer focus and is critical to our ability to maintain customers with whom we have a long-term relationship.

We are a joint-stock company duly incorporated under the laws of Brazil with an indefinite term of duration. Originally formed in 1969 by the Brazilian federal government, we were privatized in 1994. In connection with our privatization, we were transformed into a publicly-held corporation in 2000 and we are subject to the provisions of Law No. 6,404 of December 15, 1976, as amended, or the Brazilian Corporate Law. Our principal executive offices are located at Av. Brigadeiro Faria Lima, 2170, Putim, São José dos Campos, SP, Brazil, 12227-901. Our telephone number is +55-11-3040-6874.

We maintain an Internet site at ri.embraer.com.br. Information contained on our Internet site is not a part of or incorporated by reference in this prospectus.

Please read Item 4 “Information on the Company” set forth in our most recent annual report on Form 20-F, which is incorporated by reference herein for further information on our Company.

EMBRAER FINANCE

Embraer Netherlands Finance B.V., is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands and a wholly owned subsidiary of Embraer. Embraer Finance has its corporate seat (statutaire zetel) in Amsterdam, the Netherlands and its registered office is located at Jachthavenweg 109 C, 1081 KM Amsterdam, the Netherlands, and it is registered under number 63376431 with the Dutch Trade Register (Kamer van Koophandel).

OFFER STATISTICS AND EXPECTED TIMETABLE

We will set forth in the applicable prospectus supplement or other offering materials a description of the offer statistics and expected timetable of any offering of securities which may be offered under this prospectus. The prospectus supplement or any other offering materials may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement or other offering materials before you invest in any of our securities.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, Embraer Finance intends to on-lend the net proceeds from the sale of the debt securities to Embraer or Embraer’s subsidiaries and affiliates.

ENFORCEMENT OF CIVIL LIABILITIES

Embraer S.A. is a corporation organized under the laws of Brazil and Embraer Finance is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands. Substantially all of our directors and officers, and some of the advisors and independent accountants named herein, reside in Brazil, the Netherlands or elsewhere outside the United States, and all or a significant portion of its assets and the assets of such persons may be located outside the United States. As a result, it may not be possible for investors to effect service of process upon us and these persons within the United States or other jurisdictions outside Brazil or the Netherlands or to enforce against us or them judgments predicated upon the civil liability provisions of the U.S. federal securities laws or the laws of such other jurisdictions.

Brazil

Embraer has been advised by Thalita Alfano Soulas Grandis, its General Counsel, that a final conclusive judgment of non-Brazilian courts for the payment of money may be enforced in Brazil, subject to certain requirements as described below. A judgment against Embraer, our directors, our officers or Embraer Finance issued by a foreign court would be enforceable in Brazil (to the extent that Brazilian courts may have jurisdiction) without reconsideration of the merits, upon confirmation of that judgment by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça), or the STJ. That confirmation, generally, will occur if the foreign judgment:

•	fulfils all formalities required for its enforceability under the laws of the non-Brazilian courts;

•

is issued by a competent court after proper service of process on the parties (if made in Brazil, service of process must be effected in accordance with Brazilian law), or after sufficient evidence of the parties’ absence as required by applicable law;

•	is not subject to appeal in the jurisdiction where rendered (court decision becomes final and unappealable);

•	is not in conflict with a previous final and binding (res judicata) judgment on the same matter and involving the same parties issued in Brazil;

•

is authenticated by the Brazilian consulate with jurisdiction over the place the judgment is rendered. If such foreign judgment was authenticated in a country that is signatory of the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated as of October 5, 1961, or the Apostille Convention, authentication by a Brazilian Diplomatic Office or Consulate is not required;

•	is translated into Portuguese by a certified sworn translator; and

•	does not violate Brazilian public policy, national sovereignty and, good morals (as set forth in Brazilian law).

The confirmation process described above may be time consuming and may also give rise to difficulties in enforcing the foreign judgment in Brazil. Accordingly, we cannot assure you that confirmation would be obtained, that the confirmation process would be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment for violation of the securities laws of countries other than Brazil.

We have also been advised that civil actions may be brought in Brazilian courts in connection with this prospectus based solely on the securities laws of the United States and that Brazilian courts may enforce such liabilities in such actions against us (provided that provisions of the securities laws of the United States do not contravene Brazilian public policy, national sovereignty or good morals); and that Brazilian courts can assert jurisdiction over the matter under dispute, if certain requirements are met.

We have been further advised that a plaintiff, whether Brazilian or non-Brazilian, who resides outside Brazil or is outside Brazil during the course of the litigation in Brazil and who does not own real property in Brazil must post a bond to guarantee the payment of the defendant’s legal fees and court expenses, except in case of (i) enforcement proceedings based on certain non-disputable documents as determined by the court (which do not include the notes issued under the indenture) that may be enforced under Brazilian law (execução de título executivo extrajudicial); (ii) enforcement of a judgment; (iii) counterclaims; and (iv) when an international treaty signed by Brazil dismisses the obligation to post a bond, as established under Article 83, first paragraph, of the Brazilian Code of Civil Procedure.

If proceedings are brought in the courts of Brazil seeking to enforce the Embraer’s obligations under the indenture, Embraer would not be required to discharge its obligations in a currency other than reais. Any judgment obtained against Embraer in Brazilian courts related to any payment obligations under any indenture would be expressed in reais.

The Netherlands

Embraer Finance is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid incorporated under the laws of the Netherlands and has its registered seat (statutaire zetel) in Amsterdam, the Netherlands. It may be difficult for investors to enforce against Embraer Finance judgments obtained in courts outside the Netherlands. Where there is no treaty on the recognition and enforcement of judgments between a country and the Netherlands, as is the case for the United States (other than for arbitral awards), a judgment rendered by a court of such country, or a foreign court, will not automatically be enforced by the courts of the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the claim must be relitigated before a competent Dutch court and the judgment rendered by the foreign court must be submitted in the course of such proceedings, in which case the Dutch court will have to decide whether and to what extent it, given the circumstances of the case, will recognize the foreign judgment. A Dutch court will, under current practice, generally grant the same judgment without relitigation on the merits if (i) that judgment results from proceedings compatible with Dutch concepts of due process, (ii) that judgment does not contravene public policy (openbare orde) of the Netherlands, (iii) the jurisdiction of the foreign court has been based on an internationally acceptable ground and (iv) the judgment by the foreign court is not incompatible with a judgment rendered between the same parties by a Dutch court, or with an earlier judgment rendered between the same parties by a non-Dutch court in a dispute that concerns the same subject and is based on the same cause, provided that the earlier judgment qualifies for recognition in the Netherlands.

Certain Insolvency Law Considerations

As Embraer Finance is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, any insolvency proceedings applicable to Embraer Finance will likely be governed by Dutch insolvency laws and subject to certain exceptions as provided for in EU Insolvency Regulation (EU) 2015/848 of the European Parliament and of the Council of May 20, 2015 on insolvency proceedings, or the Insolvency Regulation as amended from time to time. There are three applicable insolvency regimes under Dutch law: (a) moratorium of payment (surseance van betaling), which is intended to facilitate the reorganisation of a debtor’s debts and enable the debtor to continue as a going concern; (b) a private composition (onderhands akkoord), which is also intended to facilitate the reorganisation of a debtor’s debt and enable the debtor to continue as a going concern; and (c) bankruptcy (faillissement), which is primarily designed to liquidate and distribute the assets of a debtor to its creditors. In practice, a moratorium of payments often results in bankruptcy of the debtor. All three insolvency regimes are set forth in the Dutch Bankruptcy Act (Faillissementswet).

Unlike chapter 11 proceedings under U.S. bankruptcy law where both secured and unsecured creditors are generally barred from seeking to recover on their claims, moratorium of payment and bankruptcy proceedings against Embraer Finance would allow certain secured creditors (and in case of moratorium of payments also preferential creditors (including tax and social security authorities)) to satisfy their claims by enforcement of the security rights that secure their claims or to which they have preferential rights as if there were no bankruptcy or moratorium of payments. Therefore, a recovery under Dutch law could involve a sale of the assets of Embraer Finance in a manner that does not reflect its going concern value. Consequently, Dutch insolvency proceedings could preclude or inhibit a restructuring.

As regards the private composition regime, as of January 1, 2021, debtors will have the possibility to offer a composition outside of formal insolvency proceedings under the Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord – WHOA) or the Dutch Scheme. The WHOA introduced a framework allowing debtors to restructure their debts outside of formal insolvency proceedings. The Dutch Scheme provides, inter alia, that a restructuring plan in respect of a certain class of creditors or shareholders shall be approved and ratified by the courts in the event that two-third of the value of the amount of claims, or rights in case of shareholders, held by creditors or shareholders casting a vote in that class vote in favor of such restructuring plan (unless the scheme rules have not been complied with). Furthermore, a restructuring plan can be proposed to multiple classes of creditors, including classes of secured creditors, and shareholders at the same time. If at least one eligible class of creditors has voted in favor of the restructuring plan, the debtor or, if appointed, a restructuring expert, can request the court to approve the plan and bind all classes. This system of cross-class cramdown of dissenting creditors and shareholders is subject to a number of protective rules, including the right for a court to refuse confirmation of a composition plan, inter alia, if such plan does not meet the “best interests of creditors test.” Under the Dutch Scheme, the court may grant a stay on enforcement of four months, with a possible extension of four months. During such period, inter alia, all enforcement action against the assets of (or in the possession of) the debtor is suspended, unless leave from the court is obtained, including action to enforce security over the assets of the debtor. Accordingly, during such stay the holder of a pledge of claims may not collect nor notify the debtors of such pledged claims of its rights of pledge. Under the Dutch Scheme, claims of creditors against Embraer Finance can be compromised as a result of a composition plan adopted and confirmed in accordance with the Dutch Scheme. Accordingly, the Dutch Scheme can affect the rights of the holders of notes.

In Dutch bankruptcy proceedings, the assets of a debtor are generally liquidated and the proceeds distributed to the debtor’s creditors on the basis of the relative priority of the claims of those creditors and, to the extent claims of certain creditors have equal priority, in proportion to the amount of such claims. Certain parties, such as secured creditors, will benefit from special rights. Secured creditors such as pledgees and mortgagees may enforce their rights separately from bankruptcy and in principle do not have to contribute to the liquidation costs. All unsecured, pre-bankruptcy claims are submitted to a receiver for verification, and the receiver makes a determination as to the existence, ranking and value of the claim and whether and to what extent it should be admitted in the bankruptcy proceedings. Creditors that wish to dispute the verification of claims of other creditors by the receiver will need to commence a court proceeding in order to establish the amount and rank of the disputed claim.

No interest is payable by the bankrupt estate in respect of unsecured claims as at the date of a bankruptcy.

DESCRIPTION OF DEBT SECURITIES

The following summarizes the material provisions of the debt securities and the indenture that will govern the debt securities, other than pricing and related terms and other terms that will be disclosed in the applicable prospectus supplement. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of your series of debt securities, which will be described in more detail in the applicable prospectus supplement. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the indenture, the debt securities and the prospectus supplement relating to each series of debt securities. In this summary, references to “Embraer” means Embraer S.A. only and do not include any of its subsidiaries.

General

Any debt securities will be governed by an indenture to be entered into between Embraer Finance, as issuer, Embraer, as guarantor, and The Bank of New York Mellon, as trustee, which we refer to as the “indenture.” The trustee under the indenture has two main roles:

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First, the trustee can enforce your rights against Embraer or Embraer Finance, as applicable, if it defaults on its obligations under the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on your behalf, described below under “—Events of Default.”

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Second, the trustee performs administrative duties for Embraer and Embraer Finance, such as sending principal and interest payments to you, transferring your debt securities to a new buyer if you sell and sending notices to you.

The indenture contains the full legal text of the matters described in this section. New York law governs the indenture and the debt securities. We have consented in the indenture to the non-exclusive jurisdiction of any U.S. federal and state courts sitting in the borough of Manhattan in the City of New York. We have filed a copy of the form of indenture with the SEC as an exhibit to our registration statement.

The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under the indenture and provides that Embraer Finance may issue senior debt securities from time to time in one or more series. The senior debt securities which Embraer Finance may issue under the indenture are collectively referred to in this prospectus as the “debt securities.”

Debt Securities

This section summarizes material terms of the debt securities, unless otherwise indicated in this section or in the prospectus supplement relating to a particular series of debt securities.

The material terms of a particular series of debt securities will be described in the prospectus supplement relating to that series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series of debt securities described in the applicable prospectus supplement.

We may issue original issue discount debt securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. We may also issue indexed debt securities or debt securities denominated in currencies other than the U.S. dollar, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any such debt securities. We will describe the U.S. federal income tax consequences and any other special considerations applicable to original issue discount, indexed or foreign currency debt securities in the applicable prospectus supplement.

In addition, the applicable prospectus supplement will state whether we will list the debt securities of the series on any securities exchanges.

Form, Exchange and Transfer

The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in fully registered form without interest coupons and in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

You may exchange or transfer your registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also register transfers of the registered debt securities. We may also arrange for additional transfer offices, and may cancel or change these offices. These offices are called “transfer agents.” We may also choose to act as our own transfer agent.

You will not be required to pay a service charge for any registration of transfer or exchange of debt securities, but you may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The registration of transfer or exchange of a registered debt security will only be made if you have duly endorsed the debt security or provided the security registrar with a written instrument of transfer satisfactory in form to the security registrar.

Beneficial interests in the debt securities will be subject to certain restrictions on transfer and must be made in accordance with the procedures set forth in the indenture and the debt securities will bear the applicable legends regarding the restrictions set forth under the transfer restrictions set forth in the indenture.

Payment and Paying Agents

If your debt securities are in registered form, we will pay interest to you if you are listed in the trustee’s records as a direct holder at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day is called the “regular record date” and will be stated in the applicable prospectus supplement.

We will pay interest, principal, additional amounts and any other money due on global registered debt securities pursuant to the applicable procedures of the depositary or, if the debt securities are not in global form, at our office or agency maintained for that purpose in New York, New York. We may also choose to pay interest by mailing checks. Upon application by a holder to the specified office of the trustee or any paying agent not less than 10 business days before the due date for any payment in respect of a debt security, such payment may be made by transfer to a U.S. dollar account maintained by the holder with a bank in New York City. We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent.

Regardless of who acts as paying agent, all money that we pay as principal, premium or interest to a paying agent, or that is held by us in trust, that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us or (if then held by us) discharged from trust. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Notices

We and the trustee will send notices only to registered holders of certificated notes, using their addresses as listed in the registrar’s records. If the debt securities of a series are listed on a securities exchange, we will provide notice to the holders in accordance with the applicable rules of such exchange. In addition, if debt securities are held in global form, notices will be delivered in accordance with the applicable procedures of the depositary.

Modification and Waiver

The indenture provides several categories of changes that can be made to the indenture and the debt securities issued under that indenture. Such changes may or may not require the consent of the holders, as described below.

Changes Requiring Each Holder’s Approval

The indenture provides that there are changes to the indenture that cannot be made without the approval of each holder of the outstanding debt securities affected thereby. These types of changes are:

•	a change in the stated maturity for any principal or interest payment on the debt securities;

•	a reduction in the principal amount, the interest rate, the redemption price for the debt securities or the principal amount that would be due and payable upon acceleration;

•	a change in the obligation to pay additional amounts;

•	a change in the currency of any payment on the debt securities;

•	a change in the place of any payment due on the debt securities;

•	an impairment of the holder’s right to sue for payment of any amount due on its debt securities;

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a change in the terms of payment from, or control over, or release or reduction of any collateral or security interest to secure the payment of principal, interest or premium, if any, under any debt security;

•	a change in the provisions related to payment obligations under guarantees in a manner that would materially and adversely affect the holders; and

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a modification of the sections of the indenture relating to supplemental indentures, waiver with the consent of holders or waiver of past defaults, except to increase the percentage of holders required to make a modification or waiver or to provide that certain other provisions of the indenture cannot be modified or waived without the approval of each holder of the debt securities.

Changes Not Requiring Approval

Embraer Finance, Embraer and the trustee may, without the consent or vote of any holder of the debt securities, amend or supplement the Indenture, the debt securities or the guarantee for the following purposes to:

•	evidence the succession of another person to Embraer Finance or Embraer and the assumption by any such successor to the covenants of Embraer Finance or Embraer herein and in the debt securities;

•	add to the covenants of Embraer Finance or Embraer for the benefit of holders of the debt securities;

•	add any additional events of default for the benefit of the holders of the debt securities;

•	add or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form;

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secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee of or Lien securing the debt securities when such release, termination or discharge is permitted by the Indenture;

•	evidence and provide for the acceptance of an appointment by a successor trustee;

•	provide for the issuance of additional debt securities;

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cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of any holder of the debt securities in any material respect (which shall be conclusively established by delivery of an officer’s certificate to the trustee);

•	make any other change that does not materially and adversely affect the rights of any holder of the debt securities or to conform the Indenture to this “Description of Debt Securities;” or

•	add additional obligors with respect to the debt securities and the Indenture or to add additional guarantors to guarantee the obligations under the debt securities and the Indenture.

The holders of the debt securities will receive prior notice as described under “—Notices” of any proposed amendment to the debt securities or the Indenture described in this section. After an amendment described in the preceding paragraph of this section becomes effective, Embraer Finance or Embraer is required to mail to the holders of debt securities a notice briefly describing such amendment. However, the failure to give such notice to all holders of the debt securities, or any defect therein, will not impair or affect the validity of the amendment.

The consent of the holders of the debt securities is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Changes Requiring Majority Approval

The indenture provides that other changes to that indenture and the outstanding debt securities under such indenture must be approved by the holders of a majority in principal amount of each series of debt securities affected by the change. The required approval must be given by written consent.

The indenture provides that the same majority approval would be required for us to obtain a waiver of any covenants in the indenture. The covenants in the indenture include covenants made by Embraer about mergers and similar transactions and incurrence of liens on our assets, which are described below under “—Certain Covenants of Embraer—Mergers and Similar Transactions” and “—Certain Covenants of Embraer—Limitation on Liens.” If the holders approve a waiver of a covenant, we will not have to comply with that covenant. The holders, however, cannot approve a waiver of any provision in the debt securities or the indenture, as it affects any security, that we cannot change without the approval of the holder of that security as described above in “—Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.

Voting Mechanics

Debt securities will not be considered outstanding, and therefore the holders of those debt securities will not be eligible to vote or take other action under the indenture, if we have deposited or set aside in trust for the holders money for their payment or redemption. Debt securities will also not be eligible to vote or take other action under the indenture if they have been defeased as described under “—Defeasance and Discharge.” Debt securities held by Embraer, Embraer Finance or their Affiliates are not considered outstanding.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee, and not Embraer or Embraer Finance, will be entitled to set a record date for action by holders. If a record date is set for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we or the trustee may specify. This period may be shortened or lengthened (but not beyond 180 days).

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund—meaning that we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, other than as set forth in “—Optional Tax Redemption” below, unless otherwise specified in the applicable prospectus supplement, we will not be entitled to redeem your debt security before its maturity.

General Provisions for Redemption

If the applicable prospectus supplement specifies a redemption date, it will also specify one or more redemption prices, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formulae used to determine the redemption price. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If the applicable prospectus supplement specifies a redemption commencement date, we may redeem your debt security at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed. If less than all of the debt securities are redeemed at any time, (1) the particular debt securities to be redeemed will be chosen by the trustee in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which debt securities of the applicable series are listed or if such securities exchange has no requirement governing redemption or the debt securities of the applicable series are not then listed on a securities exchange, on a pro rata basis or by lot (or, in the case of debt securities issued in global form, subject to the applicable procedures of the depositary), and (2) the trustee will authenticate and deliver to the holder of such debt securities without service charge, a new debt security or securities of the same series and of like tenor, of any authorized denomination as requested by such holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the debt security so surrendered. If debt securities of any series are redeemed in part, the remaining outstanding amount of any debt security of that series must be at least equal to US$2,000 and be an integral multiple of US$1,000.

In the event that we exercise an option to redeem any debt securities of a series, we will give to the trustee and the holders written notice of the principal amount of the debt securities to be redeemed, not less than 10 days nor more than 60 days before the applicable redemption date. A notice of redemption, except if made pursuant to the provisions set forth under “—Optional Tax Redemption,” may, at our discretion, be conditional. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice will state that, in our discretion, the redemption date may be delayed until such time (but no more than 60 days after the date of the notice of redemption) as any or all such conditions shall be satisfied (or waived by us in our sole discretion) and a new redemption date will be set by us in accordance with applicable DTC procedures, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by us in our sole discretion) by the redemption date, or by the redemption date as so delayed.

We will give the notice in the manner described above under “—Notices.”

Optional Tax Redemption

Each of Embraer or Embraer Finance will have the option to redeem, in whole but not in part, the debt securities, upon giving not less than 10 nor more than 60 days’ notice to the holders (with notice to the trustee of any redemption no later than five business days prior to when notice is due to holders), at 100% of the principal amount thereof, plus accrued and unpaid interest and any additional amounts payable with respect thereto where as a result of a change in or amendment to the laws of any Relevant Taxing Jurisdiction (as defined under “—Payment of Additional Amounts”) (or rules and regulations thereunder or the official interpretation, administration or application thereof), which change or amendment becomes effective on or after the issue date, in the case of Brazil or the Netherlands, or in the case of any other Relevant Taxing Jurisdiction, which change or amendment is first publicly announced and becomes effective after the date it first becomes a Relevant Taxing Jurisdiction (a “Change in Tax Law”):

•

Embraer or any successor has or will become obligated to pay additional amounts, as described below under “—Payment of Additional Amounts,” with respect to that series of debt securities or the related guarantee, in excess of additional amounts attributable to Brazilian Taxes (as defined under “—Payment of Additional Amounts”) at a rate of (i) 15%; or (ii) 25% in the case of amounts paid to residents of countries which do not impose any income tax or which impose it at a maximum rate lower than 17% or 20%, as the case may be, or where the laws of that country or location impose restrictions on the disclosure of ownership or beneficial ownership of the income or debt securities; or

•	Embraer Finance or any successor has or will become obligated to pay additional amounts (as defined under “—Payment of Additional Amounts”);

and, in either case, the payment of such excess amounts cannot be avoided by the use of any reasonable measures available to Embraer or Embraer Finance, as the case may be. For the avoidance of doubt, reasonable measures do not include changing the jurisdiction of incorporation of Embraer Finance or Embraer, as applicable.

If the debt securities are redeemed, the redemption price for debt securities (other than original issue discount debt securities) will be equal to the principal amount of the debt securities being redeemed and any applicable premium plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such debt securities. Furthermore, we must give you between 10 and 60 days’ notice before redeeming the debt securities. No notice may be given earlier than 90 days prior to the earliest date on which we, but for such redemption, would be obligated to pay such additional amounts if a payment in respect of such debt securities were then due, and the obligation to pay such additional amounts must remain in effect at the time notice is given. In the case of a global certificate, notice will be given in accordance with the applicable procedures of the depositary.

Embraer or Embraer Finance shall pay all present or future stamp, issue, registration, documentary or other similar duties, if any, which may be imposed by Brazil, the Netherlands or any other governmental entity or political subdivision therein or thereof, or any taxing authority of or in any of the foregoing, with respect to the indenture or the issuance of the debt securities.

Prior to the publication or, where relevant, sending of any notice of redemption of the debt securities pursuant to the foregoing, Embraer or Embraer Finance, as applicable, or a successor to either, will deliver to the trustee (i) an officer’s certificate and an opinion of counsel stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right so to redeem have been satisfied and that Embraer or Embraer Finance cannot avoid their obligations to pay additional amounts by Embraer or Embraer Finance taking reasonable measures available to it and (ii) an opinion of independent tax counsel of recognized standing in Brazil, the Netherlands, or any other Relevant Taxing Jurisdiction, as applicable, to the effect that Embraer or Embraer Finance has or will become obligated to pay additional amounts as a result of a Change in Tax Law.

Open Market Purchases

Subject to any restrictions that will be described in the applicable prospectus supplement, Embraer or its Affiliates may at any time purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in Embraer’s discretion, be held, resold or canceled, but will only be resold in compliance with applicable requirements or exemptions under the relevant securities laws.

Payment of Additional Amounts

Unless otherwise indicated in the applicable prospectus supplement, all payments in respect of the debt securities issued thereunder and the related guarantee, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of (i) Brazil or any political subdivision thereof having power to tax (“Brazilian Taxes”), (ii) the Netherlands or any political subdivision thereof having power to tax (“Dutch Taxes”), or (iii) any other jurisdiction or any political subdivision thereof having power to tax from or through which payment is made in respect of the debt securities or in which Embraer Finance, Embraer or any successor thereto is organized or incorporated or is a resident for tax purposes, as applicable (each such jurisdiction, including Brazil and the Netherlands, a “Relevant Taxing Jurisdiction”), unless Embraer or Embraer Finance, as applicable, is compelled by law to deduct or withhold such taxes, duties, assessments or governmental charges. In such event, Embraer or Embraer Finance, as applicable, will make such deduction or withholding, will make payment of the amount so withheld to the appropriate governmental authority and will pay to each holder such additional amounts as may be necessary in order that every net payment made by Embraer or Embraer Finance, as applicable, on each debt security of that series or the related guarantee after deduction or withholding for or on account of any Brazilian Taxes, Dutch Taxes or taxes, duties, assessments, or other governmental charges of whatever nature with respect to any other Relevant Taxing Jurisdiction, as the case may be, will equal the respective amounts of principal of, or premium, if any, or interest which would have been receivable in respect of the debt securities in the absence of such withholding or deduction. Notwithstanding the foregoing, neither Embraer nor Embraer Finance will have to pay additional amounts:

•

to, or to a third party on behalf of, a holder who is liable for such taxes, duties, assessments or governmental charges in respect of such debt security by reason of his or the beneficial owners having some connection with a Relevant Taxing Jurisdiction (including, without limitation, being resident for tax purposes, or being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than the mere acquisition or holding of the debt security and the receipt of payments with respect to the debt security or the related guarantee;

•

in respect of debt securities surrendered (if surrender is required) more than 30 days after the Relevant Date (as defined below) except to the extent that the holder of such debt security would have been entitled to such additional amounts on surrender of such debt security for payment on the last day of such period of 30 days;

•

to, or to a third party on behalf of, a holder who is liable for such taxes, duties, assessments or other governmental charges by reason of such holder’s or the beneficial owner’s failure to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with a Relevant Taxing Jurisdiction, if (i) such compliance is required or imposed by law as a precondition to exemption from all or a part of such tax, duty, assessment or other governmental charge and (ii) Embraer or Embraer Finance, as applicable, has given the holders at least 30 days’ notice that holders will be required to comply with such requirement;

•	in respect of any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge;

•

in respect of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of, or premium, if any, or interest on the debt security or by direct payment by Embraer or Embraer Finance in respect of claims made against it; or

•	in respect of any withholding, deduction or levy of or for any taxes pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021); or

•	in respect of any combination of the above.

The applicable prospectus supplement may describe additional circumstances in which we would not be required to pay additional amounts.

Notwithstanding anything to the contrary in this section, none of Embraer, Embraer Finance, the paying agent or any other person shall be required to pay any additional amounts with respect to any payment in respect of any taxes duties, assessments or other governmental charges imposed under Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any successor law or regulation implementing or complying with, or introduced in order to conform to, such sections or any intergovernmental agreement or any agreement entered into pursuant to Section 1471(b)(1) of the Code.

In addition, no additional amounts shall be paid with respect to any payment on the debt securities to a holder who is a fiduciary, a partnership, a limited liability company or other beneficial owner of that payment to the extent that payment would be required by the Relevant Taxing Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in a limited liability company or a beneficial owner who would not have been entitled to the additional amounts had that beneficiary, settlor, member or beneficial owner been the holder.

For purposes of the provisions described above, “Relevant Date” means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received by the trustee on or prior to such due date, the date on which notice is given to the holders that the trustee so receives the full amount. Except as specifically provided above, neither Embraer nor Embraer Finance will be required to make a payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

In the event that additional amounts actually paid with respect to the debt securities are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the holder of such debt securities, and, as a result thereof such holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such holder shall, by accepting such debt securities, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to Embraer or Embraer Finance, as the case may be.

Any reference in this prospectus or the applicable prospectus supplement, the indenture or the debt securities to principal, interest or any other amount payable in respect of the debt securities will be deemed also to refer to any additional amount, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this subsection.

Certain Covenants of Embraer

Mergers and Similar Transactions

Unless otherwise specified in the applicable prospectus supplement, Embraer will covenant that it will not, without the consent of the holders of a majority in aggregate principal amount of the debt securities of each series outstanding under the indenture, consolidate with or merge into any other corporation or convey or transfer all or substantially all of its properties or assets to any other person, unless:

•

the person formed by such consolidation or into which Embraer is merged or the person which acquires by conveyance or transfer all or substantially all of the properties or assets of Embraer, which we refer to as the “successor person,” will expressly assume via a supplemental indenture the due and punctual payment of the principal of and interest on all the debt securities issued or guaranteed under the indenture and all other obligations of Embraer under the indenture and the debt securities or guarantees, as the case may be, and, in case such consolidation, merger, conveyance or transfer involves Embraer Finance, Embraer will expressly reaffirm its obligations under the indenture and the debt securities;

•	immediately after giving effect to such transaction, no event of default with respect to any debt security issued under the indenture will have occurred and be continuing;

•

Embraer has delivered to the trustee under the indenture an (i) officers’ certificate of Embraer stating that such consolidation, merger, conveyance or transfer and the supplemental indenture complies with this section and that all relevant conditions precedent provided in the indenture, which relate to such transaction, have been complied with and (ii) an opinion of independent external counsel of recognized standing stating that such consolidation, merger, conveyance or transfer complies with this covenant and that all conditions, which relate to the transaction, have been complied with; and

•

the successor person will expressly agree to withhold against any tax, duty, assessment or other governmental charge thereafter imposed or levied by a Relevant Taxing Jurisdiction as a consequence of such consolidation, merger, conveyance or transfer with respect to the payment of principal of or interest on the debt securities, and to pay such additional amounts as may be necessary to ensure that the net amounts receivable by holders of the debt securities after any such withholding or deduction will equal the respective amounts of principal, premium (if any) and interest, as applicable, which would have been receivable in respect of the debt securities in the absence of such consolidation, merger, conveyance or transfer, subject to exceptions and limitations contained in “—Payment of Additional Amounts,” in relation to the successor jurisdiction.

Upon any consolidation, merger, conveyance or transfer in accordance with these conditions, the successor person will succeed to, and be substituted for, and may exercise every right and power of, Embraer under the debt securities or guarantee of Embraer, as applicable, with the same effect as if the successor person had been named as the issuer or guarantor, as applicable, of the debt securities issued under the indenture. If a successor person is organized in or considered to be resident in a jurisdiction other than Brazil or the Netherlands, such jurisdiction will be referred to as a “successor jurisdiction.” No successor person will have the right to redeem the debt securities unless Embraer or Embraer Finance, as applicable, would have been entitled to redeem the debt securities in similar circumstances.

If the conditions described above are satisfied, Embraer will not need to obtain the consent of the holders in order to merge or consolidate or convey or transfer all or substantially all of its properties or assets to any other person. Also, Embraer will not need to satisfy these conditions if Embraer enters into other types of transactions, including the following:

•	any transaction in which Embraer acquires the stock or assets of another person;

•	any transaction that involves a change of control of Embraer, but in which Embraer does not merge or consolidate; and

•	any transaction in which Embraer sells or otherwise disposes of less than substantially all of its properties or assets.

Limitation on Liens

Unless otherwise specified in the applicable prospectus supplement, Embraer will covenant that for so long as any debt securities remain outstanding, Embraer will not create, incur, issue or assume any Indebtedness (as defined below) secured by any mortgage, pledge, lien, hypothecation, security interest or other encumbrance (each a “Lien”), except for Permitted Liens (as defined below), without securing the outstanding debt securities equally and ratably therewith or prior thereto. The (i) giving of a guarantee that is secured by a Lien upon or in respect of any of Embraer’s assets, and (ii) creation of a Lien upon or in respect of any of Embraer’s assets to secure Indebtedness that existed prior to the creation of such Lien, shall be deemed to involve the incurrence of Indebtedness in an amount equal to the principal amount of such Indebtedness secured by such Lien.

For purposes of this covenant, “Permitted Liens” means any Lien:

a)

granted upon or with regard to any property acquired after the date of the indenture by Embraer to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property; provided, however, that the maximum sum secured thereby shall not exceed the purchase price of such property or the Indebtedness incurred solely for the purpose of financing the acquisition of such property;

b)

in existence on the date of the indenture and any extension, renewal or replacement thereof; provided, however, that the total amount of Indebtedness so secured shall not exceed the amount so secured on the date of the indenture;

c)

arising in the ordinary course of business of Embraer in connection with the financing of any aircraft owned by us that is leased to another person; provided, however, that such Lien is limited to such aircraft;

d)	arising by operation of law, such as, merchants’, maritime or other similar Liens arising in the ordinary course of business of Embraer;

e)

with respect to taxes, duties, assessments, or other governmental charges or claims not yet delinquent or that are being contested in good faith and by appropriate proceedings, diligently conducted, for which appropriate reserves have been established to the extent required by and in accordance with IFRS;

f)	arising in the ordinary course of business in connection with the financing of export, import or other trade transactions by Embraer;

g)

granted upon or with regard to any present or future asset or property related in respect of Indebtedness which is owed to (i) any Brazilian governmental credit agency (including, but not limited to, the Brazilian National Treasury, Banco Nacional de Desenvolvimento Econômico e Social (“BNDES”), BNDES Participações S.A. (“BNDESPAR”), Financiadora de Estudos e Projetos (“FINEP”) and Agência Especial de Financiamento Industrial (“FINAME”), (ii) any international official export-import bank or official export-import credit insurer or (iii) the International Finance Corporation or any international multilateral or government-sponsored agency;

h)

(i) existing with respect to any assets of a person at the time such person is merged or consolidated with or into Embraer (and such Lien is not incurred in anticipation of such transaction), provided that such Lien is not extended to any asset of Embraer other than the assets of such person affected thereby prior to giving effect to such merger or consolidation, (ii) existing on any assets at the time of the acquisition thereof (and not incurred in anticipation of such transaction) and (iii) to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancing, refunding or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to above, provided that such liens do not extend to any other property;

i)	created pursuant to any order of attachment or similar legal process arising in connection with court proceedings that are being contested by Embraer in good faith and by appropriate proceedings;

j)

on any property or assets in connection with Indebtedness related to any regulated program for industrial or defense development related to the activities performed by Embraer imposed or entered into as a result of the regulations or requirements of an applicable governmental authority; provided, however, that such lien is limited to such property or assets associated with such regulated program;

k)	existing on any asset prior to the acquisition thereof by Embraer and not created in contemplation of such acquisition;

l)	created over funds reserved for the payment of principal, interest and premium, if any, due in respect of the debt securities;

m)	arising from Capitalized Lease Obligations entered into by Embraer in the ordinary course of business; or

n)

granted after the date of the indenture upon or in respect of any assets of Embraer other than those referred to above, provided that the aggregate amount of Indebtedness secured pursuant to this exception shall not, on the date any such Indebtedness is incurred, exceed an amount equal to 10% of Embraer’s stockholders’ equity (calculated on the basis of Embraer’s latest quarterly unaudited or annual audited consolidated financial statements, whichever is the most recently prepared in accordance with IFRS, as issued by the International Accounting Standards Board (“IASB”), and currency exchange rates prevailing on the last day of the period covered by such financial statements).

Defeasance and Discharge

The following discussion of full defeasance and discharge and covenant defeasance and discharge will only be applicable to your series of debt securities if we choose to apply them to that series, in which case we will so state in the applicable prospectus supplement.

If the applicable prospectus supplement states that full defeasance will apply to a particular series, Embraer and Embraer Finance will be legally released from any payment and other obligations on the debt securities, except for various obligations described below (called “full defeasance”), provided that Embraer or Embraer Finance, as applicable, in addition to other actions, put in place the following arrangements for you to be repaid:

•

Embraer or Embraer Finance, as applicable, must irrevocably deposit in trust for your benefit and the benefit of all other holders of the debt securities of the applicable series a combination of money and (unless otherwise specified in the applicable prospectus supplement) U.S. government or U.S. government agency debt securities or bonds that in the opinion of a firm of nationally recognized independent public accountants, will generate enough cash to make interest, principal and any other payments, including additional amounts, on the debt securities of the applicable series on their various due dates.

•

Embraer or Embraer Finance must deliver to the trustee a legal opinion of independent tax counsel, of recognized standing in the United States, based upon a ruling by the U.S. Internal Revenue Service or upon a change in applicable U.S. federal income tax law, confirming that under then-current U.S. federal income tax law, Embraer or Embraer Finance, as applicable, may make the above deposit without causing you to be taxed on the debt securities of the applicable series any differently than if Embraer or Embraer Finance, as applicable, did not make the deposit and instead repaid the debt securities itself of the applicable series.

If Embraer or Embraer Finance ever did accomplish full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities of the applicable series. You could not look to Embraer or Embraer Finance for repayment in the unlikely event of any shortfall. However, even if Embraer or Embraer Finance takes these actions, a number of obligations relating to the debt securities or guarantees, if any, will remain. These include the following obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Covenant Defeasance

If the applicable prospectus supplement states that covenant defeasance will apply to a particular series of debt securities, Embraer or Embraer Finance can make the same type of deposit described above and be released from all or some of the restrictive covenants, if any, that apply to the debt securities of that particular series. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and (unless otherwise specified in the applicable prospectus supplement) debt securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, Embraer or Embraer Finance would be required to take all of the steps described above under “—Defeasance and Discharge” except that the opinion of counsel would not have to refer to a change in U.S. federal income tax laws or a ruling from the U.S. Internal Revenue Service.

If Embraer or Embraer Finance were to accomplish covenant defeasance, the following provisions of the indenture and/or the debt securities of the applicable series would no longer apply:

•	any covenants applicable to the series of debt securities and described in the applicable prospectus supplement; and

•	the events of default relating to breach of the defeased covenants, described below under “—Events of Default—What Is An Event of Default?”.

If either Embraer or Embraer Finance accomplishes covenant defeasance, you would still be able to look to it for repayment of the debt securities of the applicable series if there were a shortfall in the trust deposit. If any event of default occurs and the debt securities of the applicable series become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Ranking

The debt securities and the guarantees, if any, will rank equally with all of Embraer’s other unsecured and unsubordinated Indebtedness.

Events of Default

The indenture provides that you will have special rights if you hold debt securities issued under the indenture and an event of default occurs under the indenture and is not cured or waived, as described later in this subsection and as may be specified in the applicable prospectus supplement.

What Is an Event of Default?

The indenture provides that the term “Event of Default” with respect to any series of debt securities means any of the following:

•

failure to pay any interest (or additional amounts, if any) on any of the debt securities of that series on the date when due, which failure continues for a period of 30 days; or failure to pay any principal or premium, if any (or additional amounts, if any), on any of the debt securities of that series on the date when due;

•

any of Embraer or Embraer Finance fail to duly perform or observe any other covenant or agreement in respect of the debt securities of that series and such failure continues for a period of 60 days after

Embraer or Embraer Finance, as applicable, receive a notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series;

•

the maturity of any Indebtedness of Embraer Finance, Embraer or any Subsidiary in a total aggregate principal amount of US$100 million (or the equivalent in other currencies) or more is accelerated in accordance with the terms of such Indebtedness, or the failure by Embraer Finance, Embraer or any Subsidiary to make payment at maturity of such Indebtedness (after giving effect to any grace period provided in the terms of such Indebtedness);

•

one or more final judgments or decreases for the payment of money in excess of US$100 million (or the equivalent in other currencies) in the aggregate are rendered against Embraer Finance, Embraer or any Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 60 days following commencement of such enforcement proceedings or (ii) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;

•

Embraer Finance, Embraer or a Significant Subsidiary: (i) commences a voluntary case or files a request or petition for a writ of execution to initiate bankruptcy proceedings or have itself adjudicated as bankrupt; (ii) applies for or consents to the entry of an order for relief against it in an involuntary case; (iii) applies for or consents to the appointment of a custodian of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; (v) proposes or agrees to an accord or composition in bankruptcy between itself and its creditors; or (vi) files for a reorganization of its debts (judicial or extrajudicial recovery);

•

a court of competent jurisdiction enters an order or decree under any bankruptcy law that: (i) is for relief against Embraer Finance, Embraer or any Significant Subsidiary in an involuntary case; (ii) appoints a custodian of Embraer Finance, Embraer or any Significant Subsidiary or for any substantial part of the property of Embraer Finance, Embraer or any Significant Subsidiary; (iii) orders the winding up or liquidation of Embraer Finance, Embraer or any Significant Subsidiary; (iv) adjudicates Embraer Finance, Embraer or any Significant Subsidiary as bankrupt or insolvent; (v) ratifies an accord or composition in bankruptcy between Embraer Finance, Embraer or any Significant Subsidiary and the respective creditors thereof; or (vi) grants a judicial or extrajudicial recovery to Embraer Finance, Embraer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days;

•

a final judgment or judgments (not subject to appeal) determines the guarantees of such debt securities to be unenforceable or invalid, such guarantees cease for any reason to be valid and binding or enforceable against Embraer, or any person acting on its behalf denies or disaffirms its obligations under such guarantees; or

•	an Illegality Event shall have occurred and be continuing.

The trustee shall not be charged with knowledge of any default or event of default with respect to the debt securities unless a written notice of such default or event of default shall have been given to an officer of the trustee with direct responsibility for the administration of the indenture and the debt securities, by Embraer or Embraer Finance or any holder of the applicable series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture, although the default and acceleration of one series of debt securities may trigger a default and acceleration of another series of debt securities.

Remedies upon an Event of Default

Except as provided in the next sentence, if an event of default has occurred and is continuing, the trustee may, or at the written request of holders of not less than 25% in principal amount of the outstanding debt securities of that series will, declare the entire principal amount of the debt securities of that series to be due and payable immediately and upon any such declaration, the principal, accrued interest and any unpaid additional amounts will become immediately due and payable. If an event of default occurs because of a bankruptcy, insolvency or reorganization relating to Embraer or Embraer Finance, as applicable, the entire principal amount of the debt securities of that series will be automatically accelerated, without any declaration or action by the trustee or any holder, and any principal, accrued interest or additional amounts will become due and payable.

Each of the situations described above is called an acceleration of the maturity of the debt securities under the indenture. If the maturity of the debt securities of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may cancel the acceleration of the debt securities; provided that Embraer or Embraer Finance, as applicable, has paid or deposited with the trustee under the indenture a sum sufficient to pay (i) all overdue interest and any additional amounts on all of the debt securities of the series, (ii) the principal of any debt securities of the series which have become due (other than amounts due solely because of the acceleration), (iii) interest upon overdue interest at the rate borne by (or prescribed therefor in) the debt securities of that series (to the extent that payment of this interest is lawful), and (iv) all sums paid or advanced by the trustee under the indenture and all amounts Embraer or Embraer Finance, as applicable, owe the trustee; and provided, further, that all other defaults with respect to the debt securities of that series have been cured or waived.

The trustee is not required under the indenture to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture, or in the exercise of any of its rights or powers, if the trustee has reasonable grounds for believing that repayment of the funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee under the indenture written notice of a continuing event of default;

•

the holders of not less than 25% in principal amount of the outstanding debt securities of the series must make a written request that the trustee institute proceedings in respect of the event of default;

•

the holders of not less than 25% in principal amount of the outstanding debt securities or other holders must offer to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities to be incurred in taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•

during those 60 days, the holders of a majority in principal amount of the outstanding debt securities of the series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of the series.

Under the indenture, you are entitled, however, at any time to bring a lawsuit for the payment of money due on your security on or after its due date and which was not paid in full by Embraer or Embraer Finance.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity of the debt securities.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive any default for the debt securities of the series, except for defaults which cannot be waived without the consent of each holder. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default, however, without the approval of each holder of the affected series of debt securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a default.

Certain Defined Terms

The following terms have the specified meanings for purposes of the indenture and the debt securities:

“Affiliate” means, with respect to any specified person, (i) any other person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified person or (i) any other person who is a director or officer (a) of such specified person, (b) of any subsidiary of such specified person or (c) of any person described in clause (i) above. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Capitalized Lease Obligation” means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with IFRS; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with IFRS; and the maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“IFRS” means International Financial Reporting Standards as adopted by the IASB, as in effect from time to time.

“Illegality Event” means an event as a result of which it becomes and continues to be unlawful for Embraer or Embraer Finance, as applicable, to perform or comply with any one or more of its obligations under the debt securities, the guarantees, if any, or the indenture.

“Indebtedness” means, with respect to any person, any amount payable (whether as a direct obligation or indirectly through a guarantee by such person) pursuant to (i) an agreement or instrument involving or evidencing money borrowed, (ii) a conditional sale or a transfer with recourse or with an obligation to repurchase or (iii) a Capitalized Lease Obligation; provided, however, that, as used in the cross-acceleration provision described in the third bullet point under “Events of Default—What is an Event of Default?”, “Indebtedness” will not include any payment made by us on behalf of an Affiliate, upon any Indebtedness of such Affiliate becoming immediately due and payable as a result of a default by such Affiliate, pursuant to a guarantee or similar instrument provided by us in connection with such Indebtedness, provided that such payment made by us is made within five business days of notice being provided to us that payment is due under such guarantee or similar instrument.

“Significant Subsidiary” means any Subsidiary of Embraer which, at the time of determination, either (i) had assets which, as of the date of Embraer’s most recent unaudited quarterly or audited annual consolidated balance sheet, constituted at least 10% of Embraer’s total assets on a consolidated basis as of such date, or (ii) had revenues for the 12-month period ending on the date of Embraer’s most recent unaudited quarterly or audited annual consolidated statement of income which constituted at least 10% of Embraer’s total revenues on a consolidated basis for such period.

“Subsidiary” means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Embraer, (ii) Embraer and one or more Subsidiaries or (iii) one or more Subsidiaries.

Regarding the Trustee

The Bank of New York Mellon will serve as the trustee under the indenture. The Bank of New York Mellon may from time to time have other business relationships with Embraer and its Affiliates.

DESCRIPTION OF THE GUARANTEES

The following description of the terms and provisions of the guarantees summarizes the general terms that will apply to each guarantee that we deliver in connection with an issuance of debt securities by Embraer Finance. When Embraer Finance sells a series of its debt securities, Embraer will execute and deliver a guarantee of that series of debt securities under the indenture.

Pursuant to any guarantee, Embraer will irrevocably and unconditionally agree, upon the failure of Embraer Finance to make the required payments under the applicable series of debt securities and the indenture, to make any required payment. The amount to be paid by Embraer under the guarantee will be an amount equal to the amount of the payment Embraer Finance fails to make.

Group Financing Company Exemption

Embraer Finance relies on the group financing company exemption of article 3:2 of the Dutch financial supervision act, as amended from time to time (Wet op het financieel toezicht) for the issuance of debt securities and the on-lending of the proceeds thereof within the corporate group of which Embraer Finance forms part. In order to be exempt from the requirement of a banking license under Dutch law, Embraer Finance and Embraer must ensure the following conditions are met during the term of the debt securities and the term of the guarantee: (i) Embraer, as the parent company, unconditionally and irrevocably guarantees any obligations and any debt incurred in connection with the debt securities; (ii) Embraer, as the parent company, maintains at all times a positive consolidated own equity (geconsolideerd eigen vermogen); (iii) Embraer at all times ensures that Embraer Finance complies with its obligations (including any payment obligations) under or in connection with the debt securities; (iv) Embraer Finance extends at least 95% of the proceeds of the issuance of the debt securities within the corporate group of which Embraer Finance forms part; and (v) the main activity of Embraer Finance’s corporate group is not the business of granting credits for its own account outside the corporate group of which Embraer Finance forms part, which includes, but is not limited to, granting financial leases. Embraer Finance must on an ongoing basis be able to demonstrate that the above conditions are met. If at any time Embraer Finance cannot demonstrate that the conditions are met, this will be qualified as breach of the group financing company exemption of article 3:2 of the Dutch financial supervision act, as amended from time to time (Wet op het financieel toezicht).

LEGAL OWNERSHIP OF DEBT SECURITIES

In this prospectus and any applicable prospectus supplement, when we refer to the “holders” of debt securities as being entitled to specified rights or payments, we mean only the actual legal holders of the debt securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of the trustee, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our debt securities, except as may be specifically provided for in a contract governing the debt securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Street Name and Other Indirect Holders

Holding debt securities in accounts at banks or brokers is called holding in “street name.” If you hold our debt securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the debt securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in this prospectus and any applicable prospectus supplement.

If you hold our debt securities in street name or through other indirect means, you should check with the institution through which you hold your interest in our debt securities to find out, among others:

•	how it handles payments and notices with respect to the debt securities;

•	whether it imposes fees or charges;

•	how it handles voting, if applicable;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Global Securities

A global security is a special type of indirectly held security. If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the “depositary.” Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The applicable prospectus supplement will indicate whether the debt securities will be issued only as global securities.

As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of the debt securities and instead will deal only with the depositary that holds the global security.

You should be aware that if our debt securities are issued only in the form of global securities:

•	you cannot have the debt securities registered in your own name;

•	you cannot receive physical certificates for your interest in the debt securities;

•	you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities;

•

you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchanges and other matters relating to your interest in the global security. We, the trustee, any paying agent and any registrar have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We, the trustee, any paying agent and any registrar also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

In a few special situations described below, a global security representing our debt securities will terminate and interests in it will be exchanged for physical certificates representing the debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the debt securities transferred to your name, so that you will be a direct holder.

Unless we specify otherwise in the applicable prospectus supplement, the special situations for termination of a global security representing our debt securities are:

•

the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when such depositary is required to be so registered in order to act as depositary, and, in each case, we do not or cannot appoint a successor depositary within 90 days;

•	we decide in our sole discretion to allow some or all book-entry securities to be exchangeable for definitive securities in registered form; or

•	any of the notes has become immediately due and payable in accordance with “Description of Debt Securities—Events of Default.”

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. When a global security terminates, the depositary (and not us, the trustee, any paying agent or any registrar) is responsible for deciding the names of the institutions that will be the initial direct holders.

EXPERTS

The consolidated financial statements of Embraer S.A. as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG Auditores Independentes Ltda., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Embraer S.A. for the year ended December 31, 2021 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes Ltda., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, Milbank LLP will provide an opinion regarding the validity of the debt securities and the guarantees under New York state and U.S. federal law and Thalita Alfano Soulas Grandis, our General Counsel, will provide an opinion regarding certain legal matters under Brazilian law relating to the debt securities and guarantees, if applicable, of Embraer. Loyens & Loeff N.V. will provide an opinion regarding legal matters under Dutch law relating to the debt securities of Embraer Finance.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information pertaining to us, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. We are an SEC registrant subject to the information requirements of the Exchange Act, and accordingly, file with, or furnish to, the SEC certain reports and other information. As a foreign private issuer, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Brazil, which differ from those in the United States. You may read and copy any document we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference room. Such documents are also available to the public from the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement. We incorporate by reference the following documents:

•

our annual report on Form  20-F for the year ended December 31, 2023, filed with the SEC on April 5, 2024 (File No. 001-15102), containing our audited consolidated financial statements as of December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021;

•

our report on Form  6-K, furnished to the SEC on February 5, 2025 (File No. 001-15102), containing (i) our unaudited condensed consolidated interim financial statements as of September 30, 2024 and for the nine months ended September 30, 2024 and 2023, and (ii) a discussion and analysis of our results of operations and financial condition for the nine-month periods ended September 30, 2024 and 2023;

•	our report on Form 6-K, furnished to the SEC on February 5, 2025 (File No. 001-15102), related to the sale of executive jets to Flexjet;

•	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus; and

•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus.

You may request a copy of any document that has been incorporated by reference to this registration statement and has not been delivered with this prospectus, at no cost, by writing or telephoning Embraer S.A. at: Avenida Dra. Ruth Cardoso, No. 8,501 (formerly known as Avenida Nações Unidas, No. 8,501), 30th floor (part), Eldorado Business Tower, Pinheiros, ZIP Code 05425-070, city of São Paulo, state of São Paulo, Brazil, telephone +55-11-3040-6874, e-mail: investor.relations@embraer.com.br, or by contacting the trustee at the address indicated on the inside back cover of this prospectus. To ensure timely delivery, investors must request this information no later than five business days before the date they must make their investment decision.

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

EMBRAER NETHERLANDS FINANCE B.V.

(a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands)

US$650,000,000

5.980% Notes due 2035

Fully, unconditionally and irrevocably guaranteed by

EMBRAER S.A.

(incorporated in the Federative Republic of Brazil)

PROSPECTUS SUPPLEMENT

Global Coordinators & Joint Book-Running Managers

Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley	PNC Capital Markets LLC

Joint Book-Running Managers

BofA Securities	Bradesco BBI	Credit Agricole CIB	Santander

February 6, 2025